Exhibit 10.1

FIRST AMENDMENT TO

TERM LOAN AGREEMENT AND INCREMENTAL AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT AND INCREMENTAL AGREEMENT (this “Amendment”) dated as of September 28, 2026, by and among NETSTREIT, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), NETSTREIT CORP., a Maryland corporation (the “Parent”), EACH OF THE FINANCIAL INSTITUTIONS PARTY TO THE CREDIT AGREEMENT (as defined below) (“Existing Lenders”), MANUFACTURERS AND TRADERS TRUST COMPANY (the “New Lender” and, collectively with the Existing Lenders, each a “Lender” and, collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, the Parent, the Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of September 25, 2025 (and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the Borrower has requested additional Loans in the aggregate principal amount of $550,000,000 (on the terms and conditions contained herein), including (i) a $100,000,000 Incremental Loan increase under the existing Tranche C Term Loan Facility, (ii) a $50,000,000 Incremental Loan increase under the existing Tranche D Term Loan Facility and (iii) a new $400,000,000 senior unsecured delayed draw term loan facility (the “Tranche E Term Loan Facility”);

WHEREAS, certain Existing Lenders and the New Lender are willing to provide the Incremental Loan under the Tranche C Term Loan Facility, the Incremental Loan under the Tranche D Term Loan Facility and the new Tranche E Term Loan Facility as more fully set forth herein;

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement and Other Loan Documents. Upon the satisfaction of each of the conditions set forth in Section 3 of this Amendment, the parties hereto agree that:

(a)            the Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Annex A attached hereto (the Credit Agreement, as so amended, the “Amended Credit Agreement”).

(b)            Exhibit D, Exhibit E, and Exhibit F to the Credit Agreement shall be deleted in their entirety and replaced with the respective Exhibit D, Exhibit E, and Exhibit F attached hereto;

(c)            the new Exhibit H-3 attached hereto shall be attached to the Credit Agreement as Exhibit H-3 thereof; and

(d)            Schedule I to the Credit Agreement shall be deleted in its entirety and replaced with the Schedule I attached hereto;

Section 2. Incremental Commitments.

(a)            Upon the effectiveness of this Amendment, (i) each Increasing Tranche C Term Lender agrees to make its Tranche C Incremental Term Loan Commitment available to the Borrower in accordance with Section 2.2.(a)(ii) of the Amended Credit Agreement, (ii) each Increasing Tranche D Term Lender agrees to make its Tranche D Incremental Term Loan Commitment available to the Borrower in accordance with Section 2.3.(a)(ii) of the Amended Credit Agreement, and (iii) each Tranche E Term Loan Lender (including the New Lender) agrees to make its Tranche E Term Loan Commitment available to the Borrower in accordance with Section 2.4 of the Amended Credit Agreement.

(b)            Upon the effectiveness of this Amendment, each Lender, including the New Lender, acknowledges and agrees that it shall be a Lender under the Credit Agreement having a Tranche C Term Loan, a Tranche D Term Loan and/or a Tranche E Term Loan in the amount set forth for such Lender on Schedule I. Accordingly, each Lender (including the New Lender) shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents with respect to such Lender’s Loans.

(c)            Each party hereto acknowledges and agrees that the Tranche C Term Loans, the Tranche D Term Loans and the Tranche E Term Loans, as modified by this Amendment and the Amended Credit Agreement, constitute “Obligations” under and as defined in the Credit Agreement.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)            a counterpart of this Amendment duly executed by the Borrower, the Parent, the Administrative Agent and each of the Lenders (including the New Lender) and a reaffirmation of the Obligations and guarantees in form and substance reasonably acceptable to the Administrative Agent duly executed by each other Loan Party;

(b)            evidence that the “Tranche A Term Loans” under and as defined in the Revolving Credit Agreement have been repaid in full (or will be repaid in full substantially concurrently with the closing of this Amendment and the initial funding under the Loans to be made on the date hereof);

(c)            Notes executed by the Borrower, payable to each applicable Lender that has requested that it receive Notes, and complying with the terms of Section 2.12.(a) of the Amended Credit Agreement;

(d)            an opinion letter of Morrison & Foerster LLP, counsel to the Borrower and the other Loan Parties addressed to the Administrative Agent and the Lenders in form and substance acceptable to the Administrative Agent;

(e)            the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(f)            a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(g)            a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation;

(h)            copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of this Amendment and the Loan Documents to which it is a party;

(i)             a Compliance Certificate calculated on a pro forma basis for the Borrower’s fiscal quarter ending June 30, 2026;

(j)             a Disbursement Instruction Agreement effective as of the First Amendment Effective Date;

(k)            evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid; and

(l)             the Borrower shall have delivered, on behalf of itself and any Loan Party, to each Lender that so requests a Beneficial Ownership Certification at least five (5) days prior to the First Amendment Effective Date, and all information reasonably requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act.

Section 4. Representations. Each of the Borrower and the Parent represents and warrants to the Administrative Agent and the Lenders that:

(a)            Authorization. Each of the Borrower and the Parent has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Amended Credit Agreement, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of each of the Borrower and the Parent and each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of the Borrower and the Parent enforceable against the Borrower and the Parent in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.

(b)            Compliance with Laws, etc. The execution and delivery by the Borrower and the Parent of this Amendment and the performance by the Borrower and the Parent of this Amendment and the Amended Credit Agreement in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Loan Party to obtain a Governmental Approval (other than any required filing with the SEC) or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, the Parent or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower, the Parent or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, the Parent or any other Loan Party.

(c)            No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 5. Reaffirmation of Representations. Each of the Borrower and the Parent hereby reaffirms that the representations and warranties made or deemed made by the Borrower, the Parent and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date).

Section 6. Representations and Warranties of New Lender. Upon the effectiveness of this Amendment, the New Lender acknowledges and agrees that it shall be a Lender under the Credit Agreement having the Commitments and Loans set forth for the New Lender on Schedule I. Accordingly, the New Lender shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents with respect to the New Lender’s Commitments and Loans and other rights and obligations of a Lender under the Credit Agreement. The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by the New Lender’s Commitments and Loans, and either it, or the person exercising discretion in making its decision with respect to the New Lender’s Commitments and Loans is experienced in such matters, (iii) it has received a copy of the Credit Agreement and each other Loan Document requested by it, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1 and Section 9.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to provide the New Lender’s Commitments and Loans and (iv) it has, independently and without reliance upon Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to provide the New Lender’s Commitments and Loans; (b) agrees that (i) it will, independently and without reliance on Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) acknowledges and agrees that upon the date hereof, it shall be a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

Section 7. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document.

Section 8. Expenses. The Borrower shall pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel to the Administrative Agent) incurred in connection with preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 9. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated, unless otherwise specifically stated herein.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means), each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Amended Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Term Loan Agreement and Incremental Agreement to be executed as of the date first above written.

NETSTREIT, L.P., as the Borrower

By: NETSTREIT GP, LLC, its General Partner

By:	/s/ Daniel Donlan
	Name:	Daniel Donlan
	Title:	Secretary and Treasurer

NETSTREIT CORP., as the Parent

By:	/s/ Daniel Donlan
	Name:	Daniel Donlan
	Title:	Chief Financial Officer and Treasurer

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Andrew T. White
	Name:	Andrew T. White
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul Stanley
	Name:	Paul Stanley
	Title:	Executive Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Travis H. Myers
	Name:	Travis H. Myers
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Melissa DeVito
	Name:	Melissa DeVito
	Title:	Authorized Signer

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

TRUIST BANK, as a Lender

By:	/s/ Ryan Almond
	Name:	Ryan Almond
	Title:	Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Artis A. Arnold III
	Name:	Artis A. Arnold III
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Roger C. Davis
	Name:	Roger C. Davis
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

REGIONS BANK, as a Lender

By:	/s/ Katie Gifford
	Name:	Katie Gifford
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

TD BANK, N.A., as a Lender

By:	/s/ Brian DelGreco
	Name:	Brian DelGreco
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Managing Director

[Signatures Continued on Next Page]

[[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

SCOTIA FINANCING (USA) LLC, as a Lender

By:	/s/ Michelle Phillips
	Name:	Michelle Phillips
	Title:	Managing Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mitchell Vega
	Name:	Mitchell Vega
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Edward McKenna
	Name:	Edward McKenna
	Title:	Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement and
Incremental Agreement for NetSTREIT, L.P.]

M&T Bank, as the New Lender

By:	/s/ Ethan D’Arcangelo
	Name:	Ethan D’Arcangelo
	Title:	Authorized Signatory

ANNEX A

Amended Credit Agreement

[attached]

~~Execution Version~~**Conformed through First Amendment to Term Loan Agreement dated

September 28, 2026**

Tranche C Term Loan CUSIP Number: 64119EAK9 Tranche D Term Loan CUSIP Number: 64119EAL7 Tranche E Term Loan CUSIP Number: 64119EAM5

TERM LOAN AGREEMENT

Dated as of September 25, 2025

by and among

NETSTREIT, L.P.,

as Borrower,

NETSTREIT CORP.,

as Parent

THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 13.5.,

as Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent, and

PNC CAPITAL MARKETS LLC, THE HUNTINGTON NATIONAL BANK, TRUIST SECURITIES, INC., CAPITAL ONE, NATIONAL ASSOCIATION, and REGIONS CAPITAL MARKETS,

as Joint Lead Arrangers for the Tranche C Term Loan Facility

PNC CAPITAL MARKETS LLC, THE HUNTINGTON NATIONAL BANK, TRUIST SECURITIES, INC., CAPITAL ONE, NATIONAL ASSOCIATION, REGIONS CAPITAL MARKETS, TD BANK, N.A., and U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers for the Tranche D Term Loan Facility

THE HUNTINGTON NATIONAL BANK, TRUIST BANK, CAPITAL ONE, NATIONAL ASSOCIATION, and REGIONS BANK, as Syndication Agents for the Tranche C Term Loan Facility	THE HUNTINGTON NATIONAL BANK, TRUIST BANK, CAPITAL ONE, NATIONAL ASSOCIATION, REGIONS BANK, TD BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION, as Syndication Agents for the Tranche D Term Loan Facility

PNC CAPITAL MARKETS LLC, THE HUNTINGTON NATIONAL BANK, CAPITAL ONE, NATIONAL ASSOCIATION, REGIONS CAPITAL MARKETS, TD BANK, N.A., MANUFACTURERS AND TRADERS TRUST COMPANY, TRUIST SECURITIES, INC., and U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers for the Tranche E Term Loan Facility

THE HUNTINGTON NATIONAL BANK, CAPITAL ONE, NATIONAL ASSOCIATION, REGIONS BANK, TD BANK, N.A., and MANUFACTURERS AND TRADERS TRUST COMPANY,

as Syndication Agents for the Tranche E Term Loan Facility

TRUIST BANK and U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents for the Tranche E Term Loan Facility

PNC CAPITAL MARKETS LLC,

as Sole Bookrunner for the Tranche C Term Loan Facility and the Tranche D Term Loan Facility
and

PNC CAPITAL MARKETS LLC, THE HUNTINGTON NATIONAL BANK, CAPITAL ONE, NATIONAL ASSOCIATION, REGIONS
CAPITAL MARKETS, TD BANK, N.A., and MANUFACTURERS AND TRADERS TRUST COMPANY,

as Joint Bookrunners for the Tranche E Term Loan Facility

~~PNC CAPITAL MARKETS LLC,~~

~~as the sole Bookrunner~~

2

TABLE OF CONTENTS

Article I DEFINITIONS		1
Section 1.1.	Definitions	1
Section 1.2.	General; References to Central Time	~~40~~45
Section 1.3.	Financial Attributes of Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates	~~42~~46
Section 1.4.	Rates; Conforming Changes Relating to Term SOFR and Daily Simple SOFR	~~42~~47
Section 1.5.	Division	~~42~~47
Article II CREDIT FACILITY		~~42~~47
Section 2.1.	[Reserved]	~~42~~47
Section 2.2.	Tranche C Term Loans	~~42~~47
Section 2.3.	Tranche D Term Loans	~~44~~50
Section 2.4.	~~[Reserved]~~Tranche E Term Loans	~~46~~52
Section 2.5.	[Reserved]	~~46~~54
Section 2.6.	Rates and Payment of Interest on Loans	~~46~~54
Section 2.7.	Number of Interest Periods	~~47~~55
Section 2.8.	Repayment of Loans	~~48~~55
Section 2.9.	Prepayments	~~48~~56
Section 2.10.	Continuation	~~48~~56
Section 2.11.	Conversion	~~49~~57
Section 2.12.	Notes	~~49~~57
Section 2.13.	Voluntary Reductions of Commitments	~~50~~58
Section 2.14.	[Reserved]	~~51~~59
Section 2.15.	[Reserved]	~~51~~59
Section 2.16.	[Reserved]	~~51~~59
Section 2.17.	Incremental Facilities	~~51~~59
Section 2.18.	Funds Transfer Disbursements	~~52~~60
Article III PAYMENTS, FEES AND OTHER GENERAL PROVISIONS		~~52~~60
Section 3.1.	Payments	~~52~~60
Section 3.2.	Pro Rata Treatment	~~53~~61
Section 3.3.	Sharing of Payments, Etc.	~~53~~62

i

Section 3.4.	Several Obligations	~~54~~62
Section 3.5.	Fees	~~54~~62
Section 3.6.	Computations	~~55~~64
Section 3.7.	Usury	~~55~~64
Section 3.8.	Statements of Account	~~55~~64
Section 3.9.	Defaulting Lenders	~~56~~65
Section 3.10.	Taxes	~~57~~66
Article IV [RESERVED]		~~61~~70
Article V YIELD PROTECTION, ETC.		~~61~~70
Section 5.1.	Additional Costs; Capital Adequacy	~~61~~70
Section 5.2.	Suspension of SOFR Loans	~~63~~72
Section 5.3.	Illegality	~~64~~73
Section 5.4.	Compensation	~~64~~73
Section 5.5.	Treatment of Affected Loans	~~64~~74
Section 5.6.	Affected Lenders	~~65~~75
Section 5.7.	Change of Lending Office	~~67~~76
Section 5.8.	Assumptions Concerning Funding of SOFR Loans	~~67~~76
Section 5.9.	Benchmark Replacement Setting	~~67~~76
Article VI CONDITIONS PRECEDENT		~~69~~78
Section 6.1.	Initial Conditions Precedent	~~69~~78
Section 6.2.	Conditions Precedent to All Loans	~~71~~80
Article VII REPRESENTATIONS AND WARRANTIES		~~71~~81
Section 7.1.	Representations and Warranties	~~71~~81
Section 7.2.	Survival of Representations and Warranties, Etc.	~~79~~88
Article VIII AFFIRMATIVE COVENANTS		~~79~~89
Section 8.1.	Preservation of Existence and Similar Matters	~~79~~89
Section 8.2.	Compliance with Applicable Law	~~80~~89
Section 8.3.	Maintenance of Property	~~80~~89
Section 8.4.	Conduct of Business	~~80~~89
Section 8.5.	Insurance	~~80~~90

ii

Section 8.6.	Payment of Taxes and Claims	~~80~~90
Section 8.7.	Books and Records; Inspections	~~81~~90
Section 8.8.	Use of Proceeds	~~81~~91
Section 8.9.	Environmental Matters	~~82~~91
Section 8.10.	Further Assurances	~~82~~92
Section 8.11.	Compliance with ERISA	~~82~~92
Section 8.12.	Guarantors	~~83~~92
Section 8.13.	Anti-Corruption Laws; Beneficial Ownership Regulation	~~83~~93
Section 8.14.	REIT Status	~~84~~93
Article IX INFORMATION		~~84~~93
Section 9.1.	Quarterly Financial Statements	~~84~~93
Section 9.2.	Year-End Statements	~~84~~94
Section 9.3.	Compliance Certificate; Statement of Funds from Operations; Unencumbered Asset Value	~~84~~94
Section 9.4.	Other Information	~~85~~94
Section 9.5.	Electronic Delivery of Certain Information	~~87~~96
Section 9.6.	Public/Private Information	~~87~~97
Section 9.7.	USA Patriot Act Notice; Compliance	~~88~~97
Article X NEGATIVE COVENANTS		~~88~~98
Section 10.1.	Financial Covenants	~~88~~98
Section 10.2.	Negative Pledge	~~90~~100
Section 10.3.	Restrictions on Intercompany Transfers	~~90~~100
Section 10.4.	Merger, Consolidation, Sales of Assets and Other Arrangements	~~90~~100
Section 10.5.	Plans	~~91~~101
Section 10.6.	Fiscal Year	~~92~~101
Section 10.7.	Modifications of Organizational Documents	~~92~~101
Section 10.8.	~~Subordinated Debt Prepayments; Amendments~~[Reserved]	~~92~~102
Section 10.9.	Transactions with Affiliates	~~93~~102
Section 10.10.	Environmental Matters	~~93~~103
Section 10.11.	Derivatives Contracts	~~93~~103

iii

Article XI DEFAULT		~~93~~103
Section 11.1.	Events of Default	~~93~~103
Section 11.2.	Remedies Upon Event of Default	~~98~~108
Section 11.3.	Remedies Upon Default	~~99~~109
Section 11.4.	Marshaling; Payments Set Aside	~~99~~109
Section 11.5.	Allocation of Proceeds	~~99~~110
Section 11.6.	[Reserved]	~~100~~111
Section 11.7.	Rescission of Acceleration by Requisite Lenders	~~100~~111
Section 11.8.	Performance by Administrative Agent	~~101~~111
Section 11.9.	Rights Cumulative	~~101~~111
Article XII THE ADMINISTRATIVE AGENT		~~102~~113
Section 12.1.	Appointment and Authorization	~~102~~113
Section 12.2.	Administrative Agent as Lender	~~103~~113
Section 12.3.	Approvals of Lenders	~~103~~114
Section 12.4.	Notice of Events of Default	~~104~~114
Section 12.5.	Administrative Agent’s Reliance	~~104~~115
Section 12.6.	Indemnification of Administrative Agent	~~105~~116
Section 12.7.	Lender Credit Decision, Etc.	~~106~~116
Section 12.8.	Successor Administrative Agent	~~106~~117
Section 12.9.	Arrangers and Titled Agents	~~107~~118
Section 12.10.	Specified Derivatives Contracts and Specified Cash Management Agreements	~~108~~118
Section 12.11.	Certain ERISA Matters	~~108~~118
Section 12.12.	Release of Guarantors	~~109~~119
Section 12.13.	Erroneous Payments	~~109~~120
Article XIII MISCELLANEOUS		~~112~~122
Section 13.1.	Notices	~~112~~122
Section 13.2.	Expenses	~~113~~124
Section 13.3.	Setoff	~~114~~124
Section 13.4.	Litigation; Jurisdiction; Other Matters; Waivers	~~114~~125
Section 13.5.	Successors and Assigns	~~116~~126

iv

Section 13.6.	Amendments and Waivers	~~120~~131
Section 13.7.	Nonliability of Administrative Agent and Lenders	~~125~~136
Section 13.8.	Confidentiality	~~125~~137
Section 13.9.	Indemnification	~~126~~138
Section 13.10.	Termination; Survival	~~127~~139
Section 13.11.	Severability of Provisions	~~128~~139
Section 13.12.	GOVERNING LAW	~~128~~139
Section 13.13.	Counterparts	~~128~~139
Section 13.14.	Obligations with Respect to Loan Parties and Subsidiaries	~~128~~140
Section 13.15.	Independence of Covenants	~~128~~140
Section 13.16.	Limitation of Liability	~~129~~140
Section 13.17.	Entire Agreement	~~129~~140
Section 13.18.	Construction	~~129~~140
Section 13.19.	Headings	~~129~~140
Section 13.20.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~129~~141
Section 13.21.	Acknowledgment Regarding Any Supported QFCs	~~130~~141

SCHEDULE I	Commitments
SCHEDULE 1.1.	List of Loan Parties
SCHEDULE 7.1.(b)	Ownership Structure
SCHEDULE 7.1.(f)	Properties; Liens
SCHEDULE 7.1.(g)	Indebtedness and Guaranties
SCHEDULE 7.1.(h)	Litigation
SCHEDULE 7.1.(o)	Environmental Matters
SCHEDULE 7.1.(r)	Affiliate Transactions

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Disbursement Instruction Agreement
EXHIBIT C	Form of Guaranty
EXHIBIT D	Form of Notice of Borrowing
EXHIBIT E	Form of Notice of Continuation
EXHIBIT F	Form of Notice of Conversion
EXHIBIT G	[Reserved]
EXHIBIT H-1	Form of Tranche C Term Note
EXHIBIT ~~I~~H-2	Form of Tranche D Term Note
EXHIBIT H-3	Form of Tranche E Term Note
EXHIBITS J-1 – J-4	Forms of U.S. Tax Compliance Certificates
EXHIBIT K	Form of Compliance Certificate

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THIS TERM LOAN AGREEMENT (this “Agreement”) dated as of September 25, 2025 by and among NETSTREIT, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), NETSTREIT CORP., a Maryland corporation (the “Parent”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 13.5. (the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Administrative Agent and the Lenders desire to make available to the Borrower term loan facilities in the initial amount of $~~450,000,000~~1,000,000,000, which will include a $~~200,000,000 five and one half-year~~300,000,000 term loan facility, a $300,000,000 term loan facility and a $~~250,000,000 seven-year~~400,000,000 term loan facility, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

Section 1.1.           Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 5.1.(b).

“Adjusted EBITDA” means, as to any Person for any period and without duplication, the sum of (a) EBITDA of such Person and its Subsidiaries determined on a consolidated basis plus (b) such Person’s Ownership Share of EBITDA of any Unconsolidated Affiliate of such Person for such period minus (c) Reserve for Replacements for such period.

“Administrative Agent” means PNC Bank, National Association, including its branches and affiliates, as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 12.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning given that term in Section 5.6.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent, the Arrangers or any Lender be deemed to be an Affiliate of the Borrower.

“Agreement Date” means the date as of which this Agreement is dated.

“Anti-Corruption Laws” means all Applicable Laws of any jurisdiction concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all Applicable Laws related to terrorism financing or money laundering, including, without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

“Applicable Margin” means,

(a)            Prior to the ~~Investment Grade Rating Date~~First Amendment Effective Date, for the Tranche C Term Loan Facility and the Tranche D Term Loan Facility, the percentage rate set forth below corresponding to the ~~Total Leverage Ratio, as determined in accordance with Section 10.1.(a)~~Level in the first column of the table below in which the Parent’s or Borrower’s Credit Rating falls:

Level	~~Total Leverage Ratio~~Credit Rating	Applicable Margin for Tranche C SOFR Loans	Applicable Margin for Tranche C Base Rate Loans	Applicable Margin for Tranche D SOFR Loans	Applicable Margin for Tranche D Base Rate Loans
1	~~Less~~Greater than or equal to A- / A3~~0.35 to 1.00~~	~~1.15~~0.80%	~~0.15~~0.00%	~~1.50~~1.15%	~~0.50~~0.15%
2	~~Greater than 0.35 to 1.00 but less than or equal to 0.40 to 1.00~~BBB+ / Baa1	~~1.20~~0.85%	~~0.20~~0.00%	~~1.60~~1.15%	~~0.60~~0.15%
3	~~Greater than 0.40 to 1.00 but less than or equal to 0.45 to 1.00~~BBB / Baa2	~~1.25~~0.95%	~~0.25~~0.00%	~~1.65~~1.25%	~~0.65~~0.25%
4	~~Greater than 0.45 to 1.00 but less than or equal to 0.50 to 1.00~~BBB- / Baa3	~~1.35~~1.20%	~~0.35~~0.20%	~~1.75~~1.65%	~~0.75~~0.65%
~~5~~	~~Greater than 0.50 to 1.00 but less than or equal to 0.55 to 1.00~~	~~1.45%~~	~~0.45%~~	~~1.85%~~	~~0.85%~~
~~6~~5	~~Greater~~Less than ~~0.55 to 1.00~~BBB- / Baa3 or unrated	1.60%	0.60%	2.20%	1.20%

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(b)            From and after the First Amendment Effective Date, for the Tranche C Term Loan Facility, the percentage rate set forth below corresponding to the Level in the first column of the table below in which the Parent’s or Borrower’s Credit Rating falls:

Level	Credit Rating	Applicable Margin for Tranche C SOFR Loans	Applicable Margin for Tranche C Base Rate Loans
1	Greater than or equal to A- / A3	0.75%	0.00%
2	BBB+ / Baa1	0.80%	0.00%
3	BBB / Baa2	0.90%	0.00%
4	BBB- / Baa3	1.15%	0.15%
5	Less than BBB- / Baa3 or unrated	1.55%	0.55%

~~The Applicable Margin for Loans shall be determined by the Administrative Agent from time to time, based on the Total Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. Any adjustment to the Applicable Margin shall be effective as of the fifth (5th) Business Day following the Business Day during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3. If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3., the Applicable Margin shall equal the percentages corresponding to Level 6 under clause (a) until the fifth (5th) Business Day following the Business Day that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin for Loans as set forth above, the Applicable Margin shall be determined based on Level 1 in clause (a) above. Thereafter, such Applicable Margin shall be adjusted from time to time as set forth in this definition.~~

(c)            ~~(b)~~ From and after the ~~Investment Grade Rating Date,~~First Amendment Effective Date, for the Tranche D Term Loan Facility and Tranche E Term Loan Facility the percentage rate set forth below corresponding to the Level in the first column of the table below in which the Parent’s or Borrower’s Credit Rating falls:

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Level	Credit Rating	~~Applicabl e Margin for Tranche C SOFR Loans~~	~~Applicable Margin for Tranche C Base Rate Loans~~	Applicable Margin for Tranche D and Tranche E SOFR Loans	Applicable Margin for Tranche D and Tranche E Base Rate Loans
1	Greater than or equal to A- / A3	~~0.80%~~	~~0.00%~~	1.15%	0.15%
2	BBB+ / Baa1	~~0.85%~~	~~0.00%~~	1.15%	0.15%
3	BBB / Baa2	~~0.95%~~	~~0.00%~~	1.25%	0.25%
4	BBB- / Baa3	~~1.20%~~	~~0.20%~~	1.65%	0.65%
5	Less than BBB- / Baa3 or unrated	~~1.60%~~	~~0.60%~~	2.20%	1.20%

(d)            ~~During~~For purposes of determining the applicable Level in each of the paragraphs (a), (b) and (c) above, during any period that the Parent or Borrower has received Credit Ratings from each of S&P, Fitch and Moody’s that are not equivalent and the difference between the highest and lowest of such Credit Ratings is (i) one Level, then the Applicable Margin shall be determined based on the highest of such Credit Ratings or (ii) two or more Levels, then the Applicable Margin shall be determined based on the average of the two highest Credit Ratings (unless the average is not a recognized Level, in which case the Applicable Margin shall be determined based on the second highest Credit Rating). During any period that the Parent or Borrower has received only two Credit Ratings from any of S&P, Fitch and Moody’s that are not equivalent and the difference between such Credit Ratings is (x) one Level, then the Applicable Margin shall be determined based on the higher of such Credit Ratings or (y) two or more Levels, then the Applicable Margin shall be determined based on the Level that would be applicable if the rating was one higher than the lower of the two applicable Credit Ratings received. During any period that the Parent or Borrower has only received one Credit Rating, then the Applicable Margin shall be based upon such Credit Rating. During any period after the Investment Grade Rating Date that the Parent or Borrower has not received a Credit Rating from any Rating Agency, then the Applicable Margin shall be determined based on Level 5 in the ~~table~~tables above.

(e)            ~~Notwithstanding~~Further, notwithstanding the foregoing, with respect to the Tranche C Term Loan Facility, the Tranche D Term Loan Facility and the Tranche E Term Loan Facility, if (i) the Total Leverage Ratio as of the last day of the most recently ending fiscal quarter of the Borrower is less than or equal to 0.35 to 1.00 (or, after the First Amendment Effective Date, greater than 0.35 to 1.00 but less than or equal to 0.375 to 1.00 so long as the Total Leverage Ratio as of the last day of the immediately preceding fiscal quarter of Borrower was less than or equal to 0.35 to 1.00) and (ii) either (x) the Parent or the Borrower (as applicable) has a Credit Rating of either BBB- by S&P or Fitch or Baa3 by Moody’s or (y) the Parent or the Borrower (as applicable) has a Credit Rating of either BBB by S&P or Fitch or Baa2 by Moody’s, then, if clause (ii)(x) above is applicable, the Level shall be set at Level 3 in the applicable table ~~immediately~~ above and, if clause (ii)(y) above is applicable, the Level shall be set at Level 2 in the applicable table ~~immediately~~ above. Any increase or decrease in the Applicable Margin with respect to Loans resulting from a change in the Total Leverage Ratio in accordance with the foregoing sentence shall become effective as of the first Business Day of the month occurring immediately following the date a Compliance Certificate is delivered under the Loan Documents; provided, that if a Compliance Certificate is not delivered when due in accordance with Section 9.3, then the Level corresponding to the Credit Rating then in effect shall apply as of the first Business Day of the month occurring after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

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(f)            From the First Amendment Effective Date until the date on which the first Compliance Certificate following the First Amendment Effective Date is required to be delivered under Section 9.3, Level 3 in the applicable table above shall apply.

~~(c) [Reserved].~~

(g)            ~~(d)~~ The provisions of this definition shall be subject to Section 2.6.(c).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Arrangers” means, each of (a) PNC Capital Markets LLC, in its capacity as the sole bookrunner for the Tranche C Term Loan Facility and the Tranche D Term Loan Facility, (b) with respect to the Tranche C Term Loan Facility, each of PNC Capital Markets LLC, The Huntington National Bank, Truist Securities, Inc., Capital One, National Association, and Regions Capital Markets, in each case, each in its capacity as a joint lead arranger, ~~and~~ (c) with respect to the Tranche D Term Loan Facility, each of PNC Capital Markets LLC, The Huntington National Bank, Truist Securities, Inc., Capital One, National Association, Regions Capital Markets, TD Bank, N.A. and U.S. Bank National Association, in each case, each in its capacity as a joint lead arranger~~.~~, (d) with respect to the Tranche E Term Loan Facility, each of PNC Capital Markets LLC, The Huntington National Bank, Capital One, National Association, Regions Capital Markets, TD Bank, N.A., Manufacturers and Traders Trust Company, Truist Securities, Inc., and U.S. Bank National Association, in each case, each in its capacity as a joint lead arranger, and (e) PNC Capital Markets LLC, The Huntington National Bank, Capital One, National Association, Regions Capital Markets, TD Bank, N.A., and Manufacturers and Traders Trust Company, in each case, each in its capacity as a joint bookrunner for the Tranche E Term Loan Facility.

“Assignment and Assumption” means an Assignment and Assumption Agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.5.), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date or, in the case of the Tranche E Term Loan Facility, the First Amendment Effective Date, to but excluding the Availability Termination Date with respect to the applicable Class.

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“Availability Termination Date” means~~, with respect to any Class,~~ the first to occur of: (a) (i) in the case of the Tranche C Term Loans or the Tranche D Term Loans, the First Amendment Effective Date (after giving effect to any Loans made on such date) and (ii) in the case of the Tranche E Term Loans, the one year anniversary of the First Amendment Effective Date and (b) the date on which the Commitments of such Class are terminated or reduced to zero in accordance herewith.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means the highest of (A) the Prime Rate, (B) the sum of the Overnight Bank Funding Rate plus 50 basis points (0.50%), and (C) the sum of Daily Simple SOFR plus 100 basis points (1.00%), so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. If and when the Base Rate as determined above changes, the rate of interest with respect to any amount to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Base Rate Loan” means a Loan (or any portion thereof) bearing interest at a rate based on the Base Rate.

“Benchmark” means, initially, Term SOFR or Daily Simple SOFR, as applicable; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or Daily Simple SOFR, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.9. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

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“Benchmark Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR and Daily Simple SOFR or, if no floor is specified, zero.

“Benchmark Replacement” means, for any Available Tenor, the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as determined above would be less than the Benchmark Floor, the Benchmark Replacement will be deemed to be the Benchmark Floor for the purposes of this Agreement and the other Loan Documents and provided further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be at the end of an Interest Period and no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(i)             in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(ii)            in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein; For the avoidance of doubt, (a) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (b) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (i) or (ii) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to any then-current Benchmark:

(i)             a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(ii)            a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(iii)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (i) or (ii) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.9. titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.9. titled “Benchmark Replacement Setting.”

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.6.(c).

“Business Day” means any day other than (A) a Saturday or Sunday or (B) a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Capitalization Rate” means 6.50%.

“Capitalized Lease Obligations” means obligations under a lease (or other arrangement conveying the right to use property) to pay rent or other amounts, in each case that are required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Co-operation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (e) above.

9

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements.

“Class” (a) when used with respect to a Loan, refers to whether such Loan is a Tranche C Term Loan ~~or a~~, Tranche D Term Loan or Tranche E Term Loan and (b) when used with respect to a Lender, refers to whether such Lender has a Loan with respect to a particular Class of Loans or Commitments.

“Commitment” means, as to a Lender, such Lender’s Tranche C Term Loan Commitment, such Lender’s Tranche D Term Loan Commitment and/or such Lender’s Tranche ~~D~~E Term Loan Commitment, as the context may require.

“Commitment Reduction Notice” has the meaning given that term in Section 2.13.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute.

“Compliance Certificate” has the meaning given that term in Section 9.3.

“Conforming Changes” means, with respect to Term SOFR, Daily Simple SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower may be appropriate to reflect the adoption and implementation of Term SOFR, Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Term SOFR, Daily Simple SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Group” means the Loan Parties and their consolidated Subsidiaries, as determined in accordance with GAAP.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a Term SOFR Loan from one Interest Period to another Interest Period pursuant to Section 2.10.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.11.

“Convertible Notes” means convertible or exchangeable notes or similar instruments issued by the Parent, the Borrower or their Subsidiaries evidencing Indebtedness that include an option or requirement to convert or exchange such instrument, in whole or in part, into or for Equity Interests of the Parent (or such other securities or property following a merger event, reclassification or other change of the common stock of the Parent) at a future date and that may be settled, discharged, converted, exchanged, prepaid, repurchased or redeemed by either or a combination of (x) delivery of the Parent’s Equity Interests (or such other securities or property following a merger event, reclassification or other change of the common stock of the Parent) and/or (y) payments in cash (including, without limitation, cash in lieu of fractional shares), in whole or in part.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Event” means the making (or deemed making) of any Loan.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum equal to the greater of (a) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day and (b) the Floor. For purposes of clause (a) in the immediately preceding sentence, if SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

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“Daily Simple SOFR Loan” means a Loan, or any portion thereof (other than a Base Rate Loan) bearing interest at a rate based on Daily Simple SOFR.

“Dark Property” has the meaning given that term in the definition of Occupancy Rate.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.9.(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(d)) upon delivery of written notice of such determination to the Borrower and each Lender.

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“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Parent or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) a “swap agreement” as defined in Section 101 of the Bankruptcy Code of 1978.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).

“Development Property” means, with respect to the Parent and its Wholly Owned Subsidiaries (or, in the case of any calculation subject to the Ownership Share Adjustment, the applicable non-Wholly Owned Subsidiary or Unconsolidated Affiliate), a Property wholly-owned by the Borrower or such Wholly Owned Subsidiary (or such non-Wholly Owned Subsidiary or Unconsolidated Affiliate) that is currently under development, that has not achieved an Occupancy Rate of 80% or more, and on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed. The term “Development Property” shall include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (i) it is to be (but has not yet been) acquired by the Borrower or any of its Wholly Owned Subsidiaries (or, in the case of any calculation subject to the Ownership Share Adjustment, the applicable non-Wholly Owned Subsidiary or Unconsolidated Affiliate) upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to, the Borrower or any of its Wholly Owned Subsidiaries (or, in the case of any calculation subject to the Ownership Share Adjustment, the applicable non-Wholly Owned Subsidiary or Unconsolidated Affiliate). A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least 12 months, and shall not otherwise have satisfied the requirements to be an Eligible Property on or before the end of such 12-month period, shall cease to constitute a Development Property notwithstanding the fact that such Property has not achieved an Occupancy Rate of at least 80%.

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“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit B to be executed and delivered by the Borrower pursuant to Section 6.1.(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to a Person for any period and without duplication: net income (loss) of such Person for such period determined on a consolidated basis plus the following (but only to the extent deducted in determining net income (loss) for such period): (i) depreciation and amortization; (ii) Interest Expense; (iii) income tax expense; (iv) nonrecurring items, including without limitation, gains and losses from the sale of operating Properties; and (v) all non-cash items. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles required pursuant to FASB ASC 805. For purposes of clause (iv) of this definition, nonrecurring items shall be deemed to include (w) gains and losses on early extinguishment of Indebtedness, (x) severance charges, (y) restructuring charges and (z) costs of financing activities (such as incurrence or repayment of Indebtedness and issuances of equity) and transaction costs of acquisitions and other Investments not permitted to be capitalized pursuant to GAAP, in each case, whether or not consummated; provided that the aggregate amount of adjustments pursuant to clauses (w), (y) and (z) shall not exceed in any period 15.00% of EBITDA for such period (calculated prior to giving effect to such adjustments).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived by all of the Lenders.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Eligible Ground Lease” means a ground lease containing terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, and shall include the following: (a) a remaining term (exclusive of any unexercised extension options) of 30 years or more from the date the applicable Property first becomes an Eligible Property; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) clearly determinable rental payment terms which in no event contain profit participation rights.

“Eligible Property” means each Property that satisfies the following requirements: (a) such Property is fully developed as a retail or reasonably similar Property; (b) such Property is owned in fee simple, or leased under an Eligible Ground Lease, by the Borrower or a Wholly Owned Subsidiary of the Borrower that is a Guarantor; (c) such Property is located in a State of the United States of America or in the District of Columbia; (d) regardless of whether such Property is owned by the Borrower or a Wholly Owned Subsidiary of the Borrower, the Borrower or such Wholly Owned Subsidiary has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower or such Wholly Owned Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property (or in the case of a Property subject to an Eligible Ground Lease, its leasehold interest in such Property); (e) neither such Property, nor if such Property is owned by a Wholly Owned Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Wholly Owned Subsidiary, is subject to (i) any Lien other than Permitted Liens or (ii) any Negative Pledge; (f) such Property is not a Development Property; and (g) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters, in each case which individually or collectively are not material to the operation of such Property in the ordinary course of business. For the avoidance of doubt, no Property owned or leased by an Excluded Subsidiary shall be an “Eligible Property” hereunder.

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“Eligible Property Subsidiary” means (i) each Wholly Owned Subsidiary of the Borrower that directly owns, or leases pursuant to an Eligible Ground Lease, any Eligible Property and (ii) each Subsidiary of the Borrower that owns, directly or indirectly, any Equity Interests in any Subsidiary that is described in clause (i).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, written demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health (as it relates to Hazardous Materials) or the environment.

“Environmental Laws” means any Applicable Law, including without limitation any applicable rule of common law and any judicial interpretation thereof, relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; and regulations of the Environmental Protection Agency.

“Equity Forward Contract” means a forward equity contract with respect to common Equity Interests of the Parent, entered into by the Parent and a Person (other than any Person in the Consolidated Group) that has an investment grade rating with a Rating Agency.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination. For the avoidance of doubt, profit sharing plans and other performance bonus compensation arrangements based on the profitability of Borrower or Parent shall not be deemed to be “Equity Interests” or “economic interests” for purposes of this Agreement so long as no capital stock (or other ownership or profit interest), or convertible securities, warrants, options or other rights to purchase shares or other ownership or voting interest in a Person, is issued or transferred to a Person under any such profit sharing plan or other performance bonus compensation arrangement; provided that prior to conversion Convertible Notes do not constitute Equity Interests.

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“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within thirty (30) days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA) or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code or Section 4001(b) of ERISA.

“Erroneous Payment” has the meaning given that term in Section 12.13.(a).

“Erroneous Payment Deficiency Assignment” has the meaning given that term in Section 12.13.(d).

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“Erroneous Payment Impacted Class” has the meaning given that term in Section 12.13.(d).

“Erroneous Payment Return Deficiency” has the meaning given that term in Section 12.13.(d).

“Erroneous Payment Subrogation Rights” has the meaning given that term in Section 12.13.(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time, or both, or any other condition has been satisfied.

“Exchange Act” has the meaning given to that term in Section 11.1.(l)(i).

“Excluded Subsidiary” means any Subsidiary (a) holding title to assets that are or are to become collateral for any Secured Indebtedness of such Subsidiary; and (b) that is prohibited from guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under any applicable provision of the Guaranty). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extended Loan” means a Loan that maturity of which shall have been extended pursuant to Section 13.6.(g).

“Extension” has the meaning given that term in Section 13.6.(g).

“Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) among the Loan Parties, the applicable extending Lenders and the Administrative Agent.

“Extension Offer” has the meaning given that term in Section 13.6.(g).

“Facility Termination Date” means the Maturity Date or the applicable maturity date of any then existing Incremental Facility, as applicable.

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Fee Letter” means, collectively, (i) that certain fee letter dated as of August 20, 2025, by and among the Borrower, PNC Capital Markets LLC and the Administrative Agent and (ii) any other fee letter between the Borrower and any of the Arrangers.

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“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder or under any other Loan Document.

“First Amendment Effective Date” means September 28, 2026.

“Fitch” means, Fitch Ratings, Inc.

“Fixed Charges” means, with respect to a Person and for a given period, the sum of, (a) the Interest Expense of such Person for such period, plus (b) the aggregate of all regularly scheduled principal payments on Indebtedness payable by such Person during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate amount of all Preferred Dividends paid by such Person during such period. Such Person’s Ownership Share of the Fixed Charges of its non-Wholly Owned Subsidiaries and Unconsolidated Affiliates will be included when determining the Fixed Charges of such Person.

“Floor” means a rate of interest per annum equal to zero percent (0.00%).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person for such period determined on a consolidated basis in accordance with GAAP minus (or plus) (b) gains (or losses) from sales of property during such period plus (c) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for non-Wholly Owned Subsidiaries and Unconsolidated Affiliates; provided that “Funds From Operations” shall exclude (i) impairment write-downs, (ii) gains or losses on early extinguishment of debt, (iii) items classified by GAAP as extraordinary, and (iv) other non-recurring expenses and acquisition closing costs that reduce such net income which do not represent a recurring cash item in such period or any future period, each as evidenced by calculations in detail reasonably satisfactory to the Administrative Agent. Adjustments for non-Wholly Owned Subsidiaries and Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis. Funds From Operations shall be calculated consistent with the White Paper on Funds From Operations dated April 2002 issued by National Association of Real Estate Investment Trusts, Inc., but without giving effect to any supplements, amendments or other modifications promulgated after the Agreement Date and except as otherwise provided with respect to the exclusions provided for in clauses (i) through (iv) of the preceding sentence.

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“GAAP” means, subject to Section 1.2, generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“General Partner” means NetSTREIT GP, LLC, a Delaware limited liability company.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) over any of the parties to this Agreement, or any arbitrator with authority to bind a party at law.

“Guaranteed Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party or any of its Subsidiaries under any Specified Derivatives Contract (other than any Excluded Swap Obligation) and any Specified Cash Management Agreement.

“Guarantor” means, individually and collectively, as the context shall require, the Parent, the Subsidiary Guarantors and each other Required Guarantor.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 6.1. or 8.12. and substantially in the form of Exhibit C.

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“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Increasing Tranche C Term Loan Lender” has the meaning given that term in Section 2.2.

“Increasing Tranche D Term Loan Lender” has the meaning given that term in Section 2.3.

“Incremental Facility” has the meaning given that term in Section 2.17.

“Incremental Loan” has the meaning given that term in Section 2.17.

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“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication), to the extent reflected as a liability on the balance sheet of such Person: (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business, purchase price adjustments, earnouts, indemnity obligations and similar obligations not more than 60 days past due, and deferred compensation obligations); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against interest risk in respect of existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof at such time (but in no event less than zero) (but, for the avoidance of doubt, Indebtedness of the Parent shall not include any agreement, commitment or arrangement for the sale of Equity Interests issued by the Parent at a future date that could be discharged solely by (A) delivery of the Parent’s Equity Interests (other than Mandatorily Redeemable Stock), or, (B) solely at the Parent’s option made at any time, payment of the net cash value of such Equity Interests at the time, irrespective of the form or duration of such agreement, commitment or arrangement); provided, however, that during the period of time, if any, following an election by the Parent to pay the net cash value of such Equity Interest and prior to payment of such net cash value, the obligation to pay such net cash value shall be included as “Indebtedness” hereunder (it being understood and agreed that the amount of such Indebtedness shall be calculated based on the closing price of the Parent’s Equity Interests on the date of such election, irrespective of the market price of the Parent’s Equity Interests at any time following such election, including at the time of payment); (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to non-recourse liability); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation and (k) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness (or portion thereof) of any partnership in which such Person is a general partner or any joint-venture of such Person, in each case, that is recourse to such Person (other than by virtue of a completion guaranty or a “bad boy” guaranty, as such terms are customarily understood in the market) in the amount equal to the greater of such Person’s Ownership Share of such partnership or joint venture and the amount of the recourse portion of such Indebtedness. Notwithstanding the foregoing and for the avoidance of doubt, the definition of “Indebtedness” shall not include any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.

“Indemnifiable Amounts” has the meaning given that term in Section 12.6.

“Indemnified Party” has the meaning given that term in Section 13.9.(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

~~“Indemnity Proceeding” has the meaning given that term in Section 13.9.(a).~~

“Information Materials” has the meaning given that term in Section 9.6.

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“Intellectual Property” has the meaning given that term in Section 7.1.(s).

“Interest Expense” means, with respect to a Person and for any period, without duplication, (i) total interest expense of such Person, including capitalized interest not funded under a construction loan interest reserve account, and in any event shall include all interest expense with respect to any Indebtedness of the Parent and its Subsidiaries in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, determined on a consolidated basis in accordance with GAAP for such period, excluding (ii) non-cash interest expenses incurred in connection with Derivatives Contracts. The Parent’s Ownership Share of the Interest Expense of its non-Wholly Owned Subsidiaries and Unconsolidated Affiliates will be included when determining the Interest Expense of the Parent.

“Interest Period” means the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Loans bear interest under Term SOFR option. Subject to the last sentence of this definition, such period shall be, in each case, subject to the availability thereof, one month (or a shorter duration as the Administrative Agent may agree in its sole discretion), three months, or six months. Such Interest Period shall commence on the effective date of such Term SOFR option, which shall be (i) the date of borrowing if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to Term SOFR option if the Borrower is renewing or converting to Term SOFR option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A)(x)(1) for Loans to be made on the First Amendment Effective Date, the Borrower may select an Interest Period for a duration of shorter than one month that ends on the first Business Day of the next succeeding calendar month after the First Amendment Effective Date and (2) for other Loans outstanding on, but made prior to, the First Amendment Effective Date, the Borrower may (by written notice to the Administrative Agent prior to the First Amendment Effective Date) elect that any current Interest Period for such Loans end on the first Business Day of the next succeeding calendar month after the First Amendment Effective Date and (y) subject to clause(C) below, thereafter, if the Borrower selects the Term SOFR option for an Interest Period of one month commencing the first Business Day of a calendar month, the Borrower may, at the time of such selection, elect that such Interest Period end on the first Business Day of the next succeeding calendar month, (B) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (~~B~~C) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Facility Termination Date, and (~~C~~D) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Internal Revenue Service” and “IRS” each mean the United States Internal Revenue Service.

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“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means, a Credit Rating of BBB- (or equivalent) or higher from S&P or Fitch and Baa3 (or equivalent) or higher from Moody’s.

“Investment Grade Rating Date” means, the date specified by the Borrower in a written notice to the Administrative Agent after the Parent or the Borrower obtains an Investment Grade Rating from any of Moody’s, S&P or Fitch.

“Lender” means each financial institution from time to time party hereto as a “Lender” together with its respective successors and permitted assigns; provided, however, that the term “Lender” except as otherwise expressly provided herein, shall exclude any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider or Specified Cash Management Bank.

“Lender Parties” means, collectively, the Administrative Agent, the Lenders, the Specified Derivatives Providers, the Specified Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5., any other holder from time to time of any Obligations and, in each case, their respective successors and permitted assigns.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

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“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien.

“Loan” means a Tranche C Term Loan, a Tranche D Term Loan, a Tranche E Term Loan and/or any Incremental Loan, as the context may require.

“Loan Document” means this Agreement, each Note, the Guaranty, the Fee Letters and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than any Specified Derivatives Contract and any Specified Cash Management Agreement).

“Loan Party” means each of the Parent, the Borrower, each Guarantor and each other Person who guarantees all or a portion of the Obligations. Schedule 1.1. sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable or subject to repurchase in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable or subject to repurchase in exchange for common stock or other equivalent common Equity Interests), in the case of each of clauses (a) through (c), on or prior to the latest Facility Termination Date then in effect.

“Material Acquisition” means any acquisition (or series of related acquisitions) or investments (or series of related investments) permitted by this Agreement and consummated in accordance with the terms of this Agreement for which the aggregate consideration paid in respect of such acquisition or investment (including any Indebtedness assumed in connection therewith) exceeds 10% of Total Asset Value (calculated prior to giving effect to such transaction).

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its payment obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents.

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“Material Subsidiary” means any Subsidiary of the Parent having assets (including any Equity Interests in any direct or indirect Subsidiary of the Parent that is a Material Subsidiary) representing more than 5% of the Total Asset Value of the Parent and its Subsidiaries (calculated as of the most recent fiscal quarter ended for which financial statements have been delivered).

“Maturity Date” means the Tranche C Term Loan Maturity Date ~~and~~, the Tranche D Term Loan Maturity Date and the Tranche E Term Loan Maturity Date, as the case may be.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage Receivable” means the principal amount of an obligation owing to the Borrower or any Subsidiary of the Borrower that is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument granting a Lien on real property as security for the payment of such obligation, so long as the mortgagor or grantor with respect to such Mortgage Receivable is not delinquent sixty (60) days or more in interest or principal payments due thereunder; provided that in no event shall the value of any Mortgage Receivable exceed the value of such real property securing the payment of such obligation.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues recognized in accordance with GAAP from such Property (including proceeds of rent loss or business interruption insurance (but not in excess of the actual rent otherwise payable) but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent), minus (b) all expenses recognized in accordance with GAAP (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Parent and its Subsidiaries and any property management fees), minus (c) the Reserve for Replacements for such Property as of the end of such period, minus (d) the greater of (i) the actual property management fee paid during such period with respect to such Property and (ii) an imputed management fee in an amount equal to 1.0% of the gross revenues for such Property for such period.

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“Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Non-Consenting Lender” means any Lender that does not approve any consent, approval, amendment or waiver that (a) requires the consent of all Lenders or all affected Lenders in accordance with the terms of Section 13.6. and (b) has been approved by the Requisite Lenders.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person (and, if applicable, in the event such Person owns no assets other than real estate that secures such Indebtedness and assets incidental to ownership of such real estate (e.g., personal property) and has no other Indebtedness, such Person’s Equity Interests) encumbered by a Lien securing such Indebtedness.

“Note” means a Tranche C Term Note ~~and~~, a Tranche D Term Note or a Tranche E Term Note, as the context requires.

“Notice of Borrowing” means (a) a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent or (b) if the Borrower and the Administrative Agent agree, a request submitted through the Credit Management Module of PNC Bank’s PINACLE® system, in accordance with the applicable security procedures therefor, in each case, evidencing the Borrower’s request for a borrowing of Loans pursuant to Section 2.2.(b) ~~or~~, 2.3.(b) or 2.4.(b).

“Notice of Continuation” means (a) a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent or (b) if the Borrower and the Administrative Agent agree, a request submitted through the Credit Management Module of PNC Bank’s PINACLE® system, in accordance with the applicable security procedures therefor, in each case, evidencing the Borrower’s request for the Continuation of a Term SOFR Loan pursuant to Section 2.10.

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“Notice of Conversion” means (a) a notice substantially in the form of Exhibit F (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent or (b) if the Borrower and the Administrative Agent agree, a request submitted through the Credit Management Module of PNC Bank’s PINACLE® system, in accordance with the applicable security procedures therefor, in each case, evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type pursuant to Section 2.11.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) [reserved]; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower or any of the other Loan Parties owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note, and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. For the avoidance of doubt, “Obligations” shall not include any indebtedness, liabilities, obligations, covenants or duties in respect of Specified Derivatives Contracts or Specified Cash Management Agreements.

“Occupancy Rate” means, at any time, (a) with respect to any Property actually occupied by tenants that are not Affiliates of the Parent and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 90 or more days, the ratio, expressed as a percentage, of (i) the net rentable square footage of such Property actually occupied as described in this clause (a), to (ii) the aggregate net rentable square footage for such Property and (b) with respect to any Property leased but not actually occupied by tenants that are not Affiliates of the Parent and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 30 or more days (such Property under this clause (ii) being a “Dark Property”), the ratio, expressed as a percentage, of (i) the net rentable square footage of such Dark Property actually leased as described in this clause (b), to (ii) the aggregate net rentable square footage for such Dark Property.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Obligations” means, with respect to a Person: (a) obligations of such Person in respect of any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person has sold, conveyed or otherwise transferred, or granted a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose Subsidiary or Affiliate of such Person; (b) obligations of such Person under a sale and leaseback transaction that does not create a liability on the balance sheet of such Person; and (c) obligations of such Person under any so-called “synthetic” lease transaction.

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Ownership Share” means, with respect to any Subsidiary of a Person or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Ownership Share Adjustment” has the meaning given to that term in Section 1.3.

“Parent” has the meaning set forth in the introductory paragraph hereof.

“Participant” has the meaning given that term in Section 13.5.(d).

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“Participant Register” has the meaning given that term in Section 13.5.(d).

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Payment Recipient” has the meaning given that term in Section 12.13.(a). “PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction) relating to Parent’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of Parent) entered into by the Borrower or Parent in connection with the issuance of any Convertible Notes and settled in common stock of Parent (or such other securities or property), cash or a combination thereof; provided that the purchase price for such Permitted Bond Hedge Transactions, less the proceeds received by the Parent or the Borrower from the sale of any related Permitted Warrant Transactions, does not exceed the net proceeds received by the Parent or the Borrower from the issuance of the Convertible Notes in connection with such Permitted Bond Hedge Transactions. For the avoidance of doubt, any such transaction entered into in connection with the exercise of any over-allotment option in respect of the Convertible Notes shall constitute a Permitted Bond Hedge Transaction.

“Permitted Liens” means, with respect to any asset or property of a Person, (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws), which, in each case, are not at the time required to be paid or discharged under Section 8.6., or are being contested by appropriate proceedings and appropriate reserves have been taken in accordance with GAAP; (b) the claims of materialmen, mechanics, carriers, warehousemen or landlords (including with respect to landlords under Eligible Ground Leases) for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, are not at the time required to be paid or discharged under Section 8.6., or are being contested by appropriate proceedings and appropriate reserves have been taken in accordance with GAAP; (c) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (d) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially impair the intended use thereof in the business of such Person; (e) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; and (f) Liens in favor of the Administrative Agent for its benefit and the benefit of the Lenders and each Specified Derivatives Provider.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Parent’s common stock (or other securities or property following a merger event, reclassification or other change to the common stock of Parent) entered into by Parent substantially concurrently with the entering into by the Borrower or Parent of a related Permitted Bond Hedge Transaction (including any such transaction entered into in connection with the exercise of any over-allotment option in respect of the related Convertible Notes) and settled in common stock of Parent (or such other securities or property), cash or a combination thereof.

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“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“Post-Default Rate” means, in respect of any principal of any Loan, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus two percent (2.0%).

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent or any Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Parent or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means the rate publicly announced by the Administrative Agent from time to time as its prime rate. The Prime Rate is determined from time to time by the Administrative Agent as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by the Administrative Agent to any particular class or category of customers.

“Principal Office” means the office of the Administrative Agent located at 300 5th Avenue, Pittsburgh, PA 15222, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

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“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a) (i) the amount of such Lender’s Commitments plus (ii) the principal amount of such Lender’s outstanding Loans to (b) (i) the aggregate amount of the Commitments of all Lenders plus (ii) the aggregate principal amount of all outstanding Loans. If, at the time of determination, the Commitments have terminated or reduced to zero and there are no outstanding Loans, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which the Commitments were in effect or Loans were outstanding.

“Property” means, of any Person, a parcel (or group of related parcels) of real property developed (or to be developed) by such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Rating Agency” means, S&P, Moody’s or Fitch.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Recourse Indebtedness” means any Indebtedness of a Person that is not Nonrecourse Indebtedness.

“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning given that term in Section 13.5.(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, implemented or issued.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

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“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, trustees, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the NYFRB, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the NYFRB, or any successor thereto.

“Required Guarantor” means each of (i) the Parent and any other Subsidiary of the Parent that from time to time owns, directly or indirectly, any Equity Interests of the Borrower, (ii) General Partner, (iii) each Eligible Property Subsidiary, (iv) NETSTREIT Management, LLC, a Delaware limited liability company, and all existing and future Material Subsidiaries (other than Excluded Subsidiaries), (v) each Subsidiary of the Borrower that owns, directly or indirectly, any Equity Interests in any Subsidiary that is a Required Guarantor described in clauses (ii), (iii) or (iv), (vi) any Wholly Owned Subsidiary of the Parent that is a borrower or a guarantor, or otherwise has a payment obligation in respect of, any Unsecured Indebtedness and (vii) any non-Wholly Owned Subsidiary of the Parent that is a borrower or a guarantor, or otherwise has a payment obligation in respect of, any Unsecured Indebtedness of the Parent or any Wholly Owned Subsidiary of the Parent (each of the Subsidiaries described in clauses (iii), (iv), (v), (vi) and (vii) being the “Subsidiary Guarantors”); provided, that (x) from and after the release of the guarantees or payment obligations under all other Unsecured Indebtedness with respect thereto, the applicable Subsidiary Guarantors in clauses (vi) and (vii) above and (y) any Subsidiary Guarantor that becomes an Excluded Subsidiary and is not otherwise required to be a Guarantor, shall, in each case, not be a Required Guarantor.

“Requisite Class Lenders” means, as applicable, the Requisite Tranche C Term Loan Lenders, Requisite Tranche D Term Loan Lenders, the Requisite Tranche E Term Loan Lenders and, with respect to any other Class of Lenders for any other tranche of Loans hereunder, the requisite Lenders of such Class as established pursuant to the documentation evidencing such Class (which may be in the form of an amendment to this Agreement).

“Requisite Lenders” means, as of any date, Lenders having more than 50% of the aggregate amount of the Commitments of all Lenders plus the outstanding principal amount of the Loans; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the pro rata shares of the Lenders shall be redetermined, for voting purposes only, to exclude the pro rata shares of such Defaulting Lenders and (ii) at all times when there are two or more Lenders (excluding Defaulting Lenders) party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Requisite Tranche C Term Loan Lenders” means, as of any date, Tranche C Term Loan Lenders having more than 50% of the aggregate Tranche C Term Loan Commitments plus outstanding principal amount of the Tranche C Term Loans; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the pro rata shares of the Lenders shall be redetermined, for voting purposes only, to exclude the pro rata shares of such Defaulting Lenders and (ii) at all times when there are two or more Tranche C Term Loan Lenders (excluding Defaulting Lenders) party to this Agreement, the term “Requisite Tranche C Term Loan Lenders” shall in no event mean less than two Tranche C Term Loan Lenders.

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“Requisite Tranche D Term Loan Lenders” means, as of any date, Tranche D Term Loan Lenders having more than 50% of the aggregate Tranche D Term Loan Commitments plus outstanding principal amount of the Tranche D Term Loans; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the pro rata shares of the Lenders shall be redetermined, for voting purposes only, to exclude the pro rata shares of such Defaulting Lenders and (ii) at all times when there are two or more Tranche D Term Loan Lenders (excluding Defaulting Lenders) party to this Agreement, the term “Requisite Tranche D Term Loan Lenders” shall in no event mean less than two Tranche D Term Loan Lenders.

“Requisite Tranche E Term Loan Lenders” means, as of any date, Tranche E Term Loan Lenders having more than 50% of the aggregate Tranche E Term Loan Commitments plus outstanding principal amount of the Tranche E Term Loans; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the pro rata shares of the Lenders shall be redetermined, for voting purposes only, to exclude the pro rata shares of such Defaulting Lenders and (ii) at all times when there are two or more Tranche E Term Loan Lenders (excluding Defaulting Lenders) party to this Agreement, the term “Requisite Tranche E Term Loan Lenders” shall in no event mean less than two Tranche E Term Loan Lenders.

“Reserve for Replacements” means, for any period and with respect to any Property (other than a Property, to the extent subject to a triple-net lease (NNN)), an amount equal to (a) the aggregate square footage of all completed space of such Property multiplied by (b) $0.10 multiplied by (c) the number of days in such period divided by (d) 365. If the term Reserve for Replacements is used without reference to any specific Property, then it shall be determined on an aggregate basis with respect to all Properties of the Borrower and its Wholly Owned Subsidiaries and the applicable Ownership Shares of all Properties of all of the Borrower’s non-Wholly Owned Subsidiaries and Unconsolidated Affiliates.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, the chief financial officer, general counsel or VP-controller of the Parent, the Borrower or such Subsidiary.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Equity Interests to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Parent or any of its Subsidiaries now or hereafter outstanding, except any redemption, repurchase, conversion or exchange of Equity Interests payable solely in common stock of the Parent~~;~~ and (c~~) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt and (d~~) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent or any of its Subsidiaries now or hereafter outstanding, in each case, prior to the stated maturity of any of the foregoing; provided that, ~~so long as no Default or Event of Default has occurred and is continuing, payments with respect to Indebtedness that is convertible or exchangeable for~~any delivery of Equity Interests ~~shall not be deemed to be~~due upon conversion or exchange of any Convertible Notes (plus cash in lieu of delivering any fractional shares) shall not constitute a Restricted ~~Payments hereunder~~Payment.

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“Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of January 15, 2025, by and among the Borrower, the Parent, the financial institutions from time to time parties thereto, PNC Bank, National Association, as administrative agent, and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Sanctioned Country” means at any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions (including, as of the First Amendment Effective Date, Cuba, Iran, North Korea, ~~Syria,~~ the Crimea, Zaporizhzhia and Kherson Regions of Ukraine and the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America (including, without limitation, OFAC), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, Global Affairs Canada, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any agency of the government of a Sanctioned Country or (d) any Person located, owned or controlled by any such Person or Persons described in any of clauses (a) through (c), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned ~~Peron~~Person(s).

“Sanctions” means any and all sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by any Governmental Authority of the United States of America (including OFAC or the U.S. Department of State), or by the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, Canada, or other relevant sanctions authority with jurisdiction over any Lender, the Parent or any of its Subsidiaries.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property, and in the case of the Parent, shall include (without duplication) the Parent’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates.

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“Securities Act” means the Securities Act of 1933.

“Senior Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, president, the chief financial officer, internal counsel (including the general counsel), secretary, treasurer or any vice ~~present~~president or other senior level officer of the Parent, the Borrower or such Subsidiary.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Daily Simple SOFR Loan or a Term SOFR Loan.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Cash Management Agreement” means any Cash Management Agreement that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between or among any Loan Party or any of its Subsidiaries and any Specified Cash Management Bank, and which was not prohibited by any of the Loan Documents when made or entered into, in each case other than any Cash Management Agreement which constitutes a “Specified Cash Management Agreement” under the Revolving Credit Agreement, the Wells Fargo Term Loan Agreement or the Truist Term Loan Agreement.

“Specified Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement with a Loan Party or any of its Subsidiaries, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Effective Date), is a party to a Cash Management Agreement with a Loan Party or any of its Subsidiaries, in each case in its capacity as a party to such Cash Management Agreement.

“Specified Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between or among a Loan Party or any of its Subsidiaries and any Specified Derivatives Provider, in each case other than any Derivatives Contract which constitutes a “Specified Derivatives Contract” under the Revolving Credit Agreement, the Wells Fargo Term Loan Agreement or the Truist Term Loan Agreement, and in each case other than any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.

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“Specified Derivatives Provider” means any Person that (a) at the time it enters into a Derivatives Contract with a Loan Party, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Effective Date), is a party to a Derivatives Contract with a Loan Party or any of its Subsidiaries, in each case in its capacity as a party to such Derivatives Contract, in each case, other than any counterparty to any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereof.

~~“Subordinated Debt” means any Indebtedness for money borrowed of the Parent or any of its Subsidiaries that is subordinated in right of payment and otherwise to the Loans and the other Guaranteed Obligations in a manner reasonably satisfactory to the Administrative Agent.~~

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company, trust or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, trustees or other individuals performing similar functions of such corporation, partnership, limited liability company, trust or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. Unless explicitly set forth to the contrary, a reference to a “Subsidiary” means a direct or indirect Subsidiary of the Parent.

“Subsidiary Guarantor” has the meaning given that term in the definition of “Required Guarantor”.

“Substantial Amount” means, at the time of determination thereof, an amount in excess of 25% of total consolidated assets (exclusive of depreciation) at such time of the Parent and its Subsidiaries determined on a consolidated basis.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means, (i) with respect to the Tranche C Term Loan Facility, each of The Huntington National Bank, Truist Bank, Capital One, National Association, and Regions Bank, in each case, each in its capacity as a syndication agent under this Agreement, ~~and~~ (ii) with respect to the Tranche D Term Loan Facility, each of The Huntington National Bank, Truist Bank, Capital One, National Association, Regions Bank, TD Bank, N.A. and U.S. Bank National Association, in each case, each in its capacity as a syndication agent under this Agreement~~.~~ and iii) with respect to the Tranche E Term Loan Facility, each of The Huntington National Bank, Capital One, National Association, Regions Bank, TD Bank, N.A., and Manufacturers and Traders Trust Company, in each case, each in its capacity as a syndication agent under this Agreement.

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“Tangible Net Worth” means, with respect to any Person as of a given date, the stockholders’ equity of such Person determined on a consolidated basis, plus accumulated depreciation and amortization, minus (to the extent included when determining stockholders’ equity of such Person): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP (excluding lease intangibles), all determined as of such date on a consolidated basis. For the avoidance of doubt, non-controlling interests, without regard to whether such interest is classified as temporary or permanent in accordance with GAAP, shall be included in the determination of stockholders’ equity.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, with respect to any amount to which the Term SOFR option applies, for any Interest Period, the interest rate per annum equal to the greater of (a) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period and (b) the Floor. For purposes of clause (a) in the immediately preceding sentence, if the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (a) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. Term SOFR shall be adjusted automatically without notice to the Borrower on and as of the first day of each Interest Period. Notwithstanding the foregoing, for any Term SOFR Loans made on the First Amendment Effective Date, the Term SOFR Determination Date for such Term SOFR Loans shall be August 28, 2026.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan or any portion thereof (other than a Base Rate Loan) bearing interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

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“Total Asset Value” means, as to any Person as of a given date, the sum (without duplication) of all of the following of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis and subject to the Ownership Share Adjustment: (a) Unrestricted Cash and Cash Equivalents; plus (b) the quotient of (i) the Net Operating Income for all Properties of such Person (other than Properties subject to clause (c) below) for the fiscal quarter most recently ended multiplied by four (4), divided by (ii) the Capitalization Rate; plus (c) the GAAP book value as of the date of acquisition of Properties acquired during the then current fiscal quarter and Properties acquired during the immediately preceding two full fiscal quarters; plus (d) the GAAP book value of all Mortgage Receivables (at the value reflected in the Parent’s consolidated financial statements in accordance with GAAP, as of such date, including the effect of impairment charges); plus (e) the current GAAP book value of all Development Properties; plus (f) the current GAAP book value of Unimproved Land plus (g) the aggregate positive amount of net cash proceeds that would be due to the Parent from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by the Parent’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided, that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (x) the Parent or the counterparty would not reasonably be expected (as determined in good faith by the Parent), for any reason, to be able to fulfill its obligations thereunder prior to the latest Facility Termination Date or (y) the Parent no longer intends to issue shares sufficient to realize such proceeds. Such Person’s Ownership Share of assets held by non-Wholly Owned Subsidiaries and Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in the calculation of Total Asset Value consistent with the above described treatment for wholly-owned assets. Notwithstanding the foregoing, for purposes of determining Total Asset Value, (A) to the extent the amount of Total Asset Value attributable to Properties owned by non-Wholly Owned Subsidiaries and Unconsolidated Affiliates would exceed 10% of the aggregate Total Asset Value at any time, such excess shall be excluded; (B) to the extent the amount of Total Asset Value attributable to Unimproved Land would exceed 5% of the aggregate Total Asset Value at any time, such excess shall be excluded; (C) to the extent the amount of Total Asset Value attributable to Development Properties would exceed 15% of the aggregate Total Asset Value at any time, such excess shall be excluded; (D) to the extent the amount of Total Asset Value attributable to Mortgage Receivables would exceed 10% of the aggregate Total Asset Value at any time, such excess shall be excluded; (E) to the extent the amount of Total Asset Value attributable to Properties leased under an Eligible Ground Lease would exceed 5% of the aggregate Total Asset Value at any time, such excess shall be excluded; and (F) to the extent the aggregate value attributable to the immediately preceding clauses (A), (B), (C), (D) and (E) would exceed 30% of the aggregate Total Asset Value at any time, such excess shall be excluded.

“Total Indebtedness” means, as to any Person as of a given date and without duplication: (a) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis and (b) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

“Total Leverage Ratio” has the meaning given that term in Section 10.1.(a).

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“Tranche C Incremental Term Loan” means a loan made by an Increasing Tranche C Term Loan Lender to the Borrower pursuant to Section 2.2.

“Tranche C Incremental Term Loan Commitment” means, as to each Increasing Tranche C Term Loan Lender, such Lender’s obligation to make Tranche C Incremental Term Loans on the First Amendment Effective Date pursuant to Section 2.2., in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Tranche C Incremental Term Loan Commitment Amount”.

“Tranche C Term Loan” means a loan made by a Tranche C Term Loan Lender to the Borrower pursuant to Section 2.2., including for all purposes hereunder, the Tranche C Incremental Term Loans.

“Tranche C Term Loan Commitment” means, as to each Tranche C Term Loan Lender, such Lender’s obligation to make Tranche C Term Loans during the Availability Period for Tranche C Term Loans pursuant to Section 2.2., in an amount up to, but not exceeding, the amount set forth for such Lender ~~on Schedule I~~ as such Lender’s “Tranche C Term Loan Commitment Amount” on Schedule I as in effect immediately prior to the First Amendment Effective Date.

“Tranche C Term Loan Facility” has the meaning given that term in Section 2.2.

“Tranche C Term Loan Lender” means a Lender having a Tranche C Term Loan Commitment, a Tranche C Incremental Term Loan Commitment and/or a Tranche C Term Loan, including, for the avoidance of doubt, each Increasing Tranche C Term Loan Lender.

“Tranche C Term Loan Maturity Date” means March 25, 2031.

“Tranche C Term Note” means a promissory note of the Borrower substantially in the form of Exhibit H-1, payable to a Tranche C Term Loan Lender (or its registered assigns) in a principal amount equal to the amount of such Tranche C Term Loan Lender’s Tranche C Term ~~Loan~~Loans and/or Tranche C Incremental Term Loan Commitment, as the case may be.

“Tranche D Incremental Term Loan” means a loan made by an Increasing Tranche D Term Loan Lender to the Borrower pursuant to Section 2.3.

“Tranche D Incremental Term Loan Commitment” means, as to each Increasing Tranche D Term Loan Lender, such Lender’s obligation to make Tranche D Incremental Term Loans on the First Amendment Effective Date pursuant to Section 2.3., in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Tranche D Incremental Term Loan Commitment Amount”.

“Tranche D Term Loan” means a loan made by a Tranche D Term Loan Lender to the Borrower pursuant to Section 2.3. including for all purposes hereunder, the Tranche D Incremental Term Loans.

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“Tranche D Term Loan Commitment” means, as to each Tranche D Term Loan Lender, such Lender’s obligation to make Tranche D Term Loans during the Availability Period for Tranche D Term Loans pursuant to Section 2.3., in an amount up to, but not exceeding, the amount set forth for such Lender ~~on Schedule I~~ as such Lender’s “Tranche D Term Loan Commitment Amount” on Schedule I as in effect immediately prior to the First Amendment Effective Date.

“Tranche D Term Loan Facility” has the meaning given that term in Section 2.3.

“Tranche D Term Loan Lender” means a Lender having a Tranche D Term Loan Commitment, a Tranche D Incremental Term Loan Commitment and/or a Tranche D Term Loan, including, for the avoidance of doubt, each Increasing Tranche D Term Loan Lender.

“Tranche D Term Loan Maturity Date” means September 24, 2032.

“Tranche D Term Note” means a promissory note of the Borrower substantially in the form of Exhibit ~~I~~H-2, payable to a Tranche D Term Loan Lender (or its registered assigns) in a principal amount equal to the amount of such Tranche D Term Loan Lender’s Tranche D Term Loans and/or Tranche D Incremental Term Loan Commitment, as the case may be.

“Tranche E Term Loan” means a loan made by a Tranche E Term Loan Lender to the Borrower pursuant to Section 2.4.

“Tranche E Term Loan Commitment” means, as to each Tranche E Term Loan Lender, such Lender’s obligation to make Tranche E Term Loans during the Availability Period for Tranche E Term Loans pursuant to Section 2.4, in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Tranche E Term Loan Commitment Amount”.

“Tranche E Term Loan Facility” has the meaning given that term in Section 2.4. “Tranche E Term Loan Lender” means a Lender having a Tranche E Term Loan Commitment and/or a Tranche E Term Loan.

“Tranche E Term Loan Maturity Date” means September 28, 2033.

“Tranche E Term Note” means a promissory note of the Borrower substantially in the form of Exhibit H-3, payable to a Tranche E Term Loan Lender (or its registered assigns) in a principal amount equal to the amount of such Tranche E Term Loan Lender’s Tranche E Term Loan Commitment.

“Truist Term Loan Agreement” means that certain Term Loan Agreement dated as of July 23, 2023, by and among the Borrower, each lender party thereto, Truist Bank, as administrative agent, and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Type” with respect to any Loan, refers to whether such Loan or portion thereof is a Term SOFR Loan, a Daily Simple SOFR Loan or a Base Rate Loan.

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“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds, either directly or indirectly through one or more Subsidiaries, an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Adjusted NOI” means, as to any Person, for any period, Net Operating Income from all Eligible Properties of such Person and its Wholly Owned Subsidiaries included in Unencumbered Asset Value for such period, determined on a consolidated basis for such Person and its Wholly Owned Subsidiaries.

“Unencumbered Asset Value” means, as to any Person as of a given date, the sum (without duplication) of all of the following of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis: (a) Unrestricted Cash and Cash Equivalents; plus (b) the quotient of (i) the Unencumbered Adjusted NOI (excluding NOI attributable to Development Properties) of such Person (other than Properties subject to clause (c) below) for the fiscal quarter most recently ended multiplied by four (4), divided by (ii) the Capitalization Rate; plus (c) the GAAP book value as of the date of acquisition of Eligible Properties acquired during the then current fiscal quarter and Eligible Properties acquired during the immediately preceding two full fiscal quarters plus (d) the aggregate positive amount of net cash proceeds that would be due to the Parent from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by the Parent’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided, that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (x) the Parent or the counterparty would not reasonably be expected (as determined in good faith by the Parent), for any reason, to be able to fulfill its obligations thereunder prior to the latest Facility Termination Date or (y) the Parent no longer intends to issue shares sufficient to realize such proceeds. Notwithstanding the foregoing, for purposes of determining the Unencumbered Asset Value, (A) to the extent the aggregate amount of Unencumbered Asset Value attributable to a single tenant would exceed 15% of the aggregate Unencumbered Asset Value at any time, such excess shall be excluded, (B) to the extent the amount of Unencumbered Asset Value attributable to Eligible Properties leased under an Eligible Ground Lease would exceed 5% of the aggregate Unencumbered Asset Value at any time, such excess shall be excluded and (C) to the extent the aggregate Unencumbered Asset Value attributable to the net cash proceeds that would be due the Parent from Equity Forward Contracts pursuant to clause (d) above would exceed 7.5% of the aggregate Unencumbered Asset Value, at any time, such excess shall be excluded.

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“Unimproved Land” means, with respect to the Parent and its Wholly Owned Subsidiaries (or, in the case of any calculation subject to the Ownership Share Adjustment, the applicable non-Wholly Owned Subsidiary or Unconsolidated Affiliate), wholly-owned land of such Person on which no development (other than improvements that are not material and are temporary in nature) has occurred and for which no development is scheduled in the following 12 months.

“Unrestricted Cash and Cash Equivalents” means the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Wholly Owned Subsidiaries (other than Excluded Subsidiaries); provided that (a) Unrestricted Cash and Cash Equivalents shall exclude (i) tenant deposits and (ii) other cash and Cash Equivalents that are subject to a Lien or a Negative Pledge (other than customary rights of set-off and statutory or common law provisions relating to bankers’ liens) or the disposition of which is restricted in any way and (b) the parties hereto agree that cash of the Borrower and its Wholly Owned Subsidiaries that is held in escrow in connection with the completion of “like-kind” exchanges being effected in accordance with Section 1031 of the Internal Revenue Code shall not be deemed to be restricted for purposes of this definition.

“Unsecured Indebtedness” means, with respect to a Person, Indebtedness of such Person that is not Secured Indebtedness; provided, however, that any Indebtedness that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Indebtedness.

“Unsecured Interest Expense” means, as to any Person and for any period, all Interest Expense of such Person for such period attributable to Unsecured Indebtedness of such Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10.(g)(ii)(B)(III).

“Wells Fargo Term Loan Agreement” means that certain Second Amended and Restated Credit Agreement dated as of January 15, 2025, by and among the Borrower, each lender party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

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“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.            General; References to Central Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect on the Agreement Date; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, the Borrower shall give the Administrative Agent written notice thereof promptly after the Borrower has knowledge thereof, and if either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the preceding sentence, (a) the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities and accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount; and (b) all accounting terms, ratios and calculations shall be determined without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the Accounting Standards Codification 842. “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.

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References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) except as expressly provided otherwise in any Loan Document, shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Except as expressly provided otherwise in any Loan Document, (i) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time and (ii) any reference to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Parent. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Central time daylight or standard, as applicable.

Section 1.3.            Financial Attributes of Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates.

When determining the Applicable Margin and compliance by the Parent or the Borrower with any financial covenant contained in any of the Loan Documents (and without duplication of the application of GAAP to exclude the financial attributes attributable to minority interests in non-Wholly Owned Subsidiaries) (a) only the Ownership Share of the Parent or the Borrower, as applicable, of the financial attributes of a non-Wholly Owned Subsidiary, or as otherwise expressly provided, any Unconsolidated Affiliate, shall be considered in such determination (the “Ownership Share Adjustment”) and (b) the Parent’s Ownership Share of the Borrower shall be deemed to be 100.0%.

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Section 1.4.           Rates; Conforming Changes Relating to Term SOFR and Daily Simple SOFR.

(a)            Section 5.9 provides a mechanism for determining an alternative rate of interest in the event that Term SOFR or Daily Simple SOFR is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR or Daily Simple SOFR, or with respect to any alternative or successor rate thereto, or replacement rate therefor.

(b)            With respect to Term SOFR and Daily Simple SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall provide notice to the Borrower and the Lenders each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

Section 1.5.           Division.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II CREDIT FACILITY

Section 2.1.           [Reserved].

Section 2.2.           Tranche C Term Loans.

(a)            Making of Tranche C Term Loans.

(i)             Subject to the terms and conditions hereof, during the Availability Period for Tranche C Term Loan Commitments, each Tranche C Term Loan Lender severally and not jointly agrees to make Tranche C Term Loans denominated in Dollars to the Borrower in the aggregate principal amount up to, but not exceeding, the amount of such Lender’s Tranche C Term Loan Commitment (such available facility and the Tranche C Term Loans under such facility~~,~~ (including, for the avoidance of doubt, as increased by the Tranche C Incremental Term Loans), the “Tranche C Term Loan Facility”). There shall be no more than four (4) separate borrowings of Tranche C Term Loans (including the borrowing on the Effective Date) and each borrowing of Tranche C Term Loans shall be in an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof; provided, that notwithstanding the foregoing (i) Tranche C Term Loans made on the Effective Date shall be in an aggregate principal amount of not less than $200,000,000 and (ii) a borrowing of Tranche C Term Loans may be in the aggregate amount of the remaining Tranche C Term Loan Commitments. Upon a Lender’s funding of its Tranche C Term Loan, the Tranche C Term Loan Commitment of such Lender shall be permanently reduced by the principal amount of such Tranche C Term Loan. Once repaid, the principal amount of the Tranche C Term Loans (or portion thereof) may not be reborrowed. All undrawn Tranche C Term Loan Commitments shall terminate at 5:00 p.m. Central time on the Availability Termination Date for Tranche C Term Loan Commitments if not previously terminated pursuant to this Agreement. ~~Notwithstanding the foregoing, the~~

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(ii)            Subject to the terms and conditions hereof, on the First Amendment Effective Date, each Lender with a Tranche C Incremental Term Loan Commitment (each, an “Increasing Tranche C Term Loan Lender”) severally and not jointly agrees to make Tranche C Incremental Term Loans denominated in Dollars to the Borrower in the aggregate principal amount up to, but not exceeding, the amount of such Lender’s Tranche C Incremental Term Loan Commitment. Upon an Increasing Tranche C Term Loan Lender’s funding of its Tranche C Incremental Term Loan on the First Amendment Effective Date, the Tranche C Incremental Term Loan Commitment of such Increasing Tranche C Term Loan Lender shall be permanently reduced by the principal amount of such Tranche C Incremental Term Loan. Once repaid, the principal amount of the Tranche C Incremental Term Loans (or portion thereof) may not be reborrowed. Once funded, the Tranche C Incremental Term Loans shall be Tranche C Term Loans for all purposes hereunder and each Increasing Tranche C Term Loan Lender shall be a Tranche C Term Loan Lender hereunder.

(iii)           The parties hereto acknowledge and agree that, notwithstanding anything to the contrary set forth herein, the Tranche C Term ~~Loans shall be~~Loan Commitments were fully funded ~~on the~~prior to the First Amendment Effective Date and are no longer outstanding hereunder and any undrawn Tranche C Incremental Term Loan Commitments shall terminate at 5:00 p.m. Central time on the First Amendment Effective Date.

(b)            Requests for Tranche C Term Loans. Not later than 11:00 a.m. Central time on the proposed date for a borrowing of Tranche C Term Loans that are to be Base Rate Loans or Daily Simple SOFR Loans and not later than 1:00 p.m. Central time at least three (3) Business Days prior to a borrowing of Tranche C Term Loans that are to be SOFR Loans, the Borrower shall give the Administrative Agent notice requesting that the Tranche C Term Loan Lenders make the Tranche C Term Loans on the date of the proposed borrowing and specifying the aggregate principal amount of Tranche C Term Loans to be borrowed, the Type of the Tranche C Term Loans, and if such Tranche C Term Loans are to be Term SOFR Loans, the initial Interest Period for the Tranche C Term Loans. Such notice, if submitted through the Credit Management Module of PNC Bank’s PINACLE® system in accordance with the applicable security procedures therefor, shall be deemed delivered to the Administrative Agent in the form required by this Agreement and shall be deemed delivered to the Administrative Agent on the date and time such notice was submitted through the Credit Management Module of PNC Bank’s PINACLE® system, in accordance with the applicable security procedures therefor. Such notice shall be irrevocable once given and binding on the Borrower, and, if such Tranche C Term Loans are to be Term SOFR Loans, shall include customary funding indemnification language. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche C Term Loan Lender.

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(c)            Funding of Tranche C Term Loans. Promptly (but in any event, not later than 12:00 p.m. Central Time on the date of such proposed borrowing of Tranche C Term Loans in the case of Base Rate Loans and Daily Simple SOFR Loans) after receipt of a notice under the immediately preceding subsection (b), the Administrative Agent shall notify each Tranche C Term Loan Lender of the proposed borrowing. Each Tranche C Term Loan Lender shall deposit an amount equal to the Tranche C Term Loan to be made by such Tranche C Term Loan Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds, not later than 2:00 p.m. Central Time on the date of such proposed borrowing of Tranche C Term Loans in the case of Base Rate Loans and Daily Simple SOFR Loans and not later than 11:00 a.m. Central time on the date of such proposed borrowing of Tranche C Term Loans for Term SOFR Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 3:00 p.m. Central time on the date of the requested borrowing of Tranche C Term Loans for Base Rate Loans and Daily Simple SOFR Loans and not later than 2:00 p.m. Central time on the date of the requested borrowing of Tranche C Term Loans for Term SOFR Loans, the proceeds of such amounts received by the Administrative Agent. If no Interest Period is specified with respect to any requested Term SOFR Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)            Assumptions Regarding Funding by Tranche C Term Loan Lenders. With respect to Tranche C Term Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Tranche C Term Loan Lender that such Lender will not make available to the Administrative Agent a Tranche C Term Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Tranche C Term Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Tranche C Term Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Tranche C Term Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Tranche C Term Loan with interest thereon, for each day from and including the date such Tranche C Term Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Tranche C Term Loan, the amount so paid shall constitute such Lender’s Tranche C Term Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Tranche C Term Loan Lender that shall have failed to make available the proceeds of a Tranche C Term Loan to be made by such Lender.

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Section 2.3.            Tranche D Term Loans.

(a)            Making of Tranche D Term Loans.

(i)             Subject to the terms and conditions hereof, during the Availability Period for Tranche D Term Loan Commitments, each Tranche D Term Loan Lender severally and not jointly agrees to make Tranche D Term Loans denominated in Dollars to the Borrower in the aggregate principal amount up to, but not exceeding, the amount of such Lender’s Tranche D Term Loan Commitment (such available facility and the Tranche D Term Loans under such facility (including, for the avoidance of doubt, as increased by the Tranche D Incremental Term Loans), the “Tranche D Term Loan Facility”). There shall be no more than four (4) separate borrowings of Tranche D Term Loans (including the borrowing on the Effective Date) and each borrowing of Tranche D Term Loans shall be in an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof; provided, that notwithstanding the ~~forgoing~~foregoing (i) Tranche D Term Loans made on the Effective Date shall be in an aggregate principal amount of not less than $100,000,000 and (ii)a borrowing of Tranche D Term Loans may be in the aggregate amount of the remaining Tranche D Term Loan Commitments. Upon a Lender’s funding of its Tranche D Term Loan, the Tranche D Term Loan Commitment of such Lender shall be permanently reduced by the principal amount of such Tranche D Term Loan. Once repaid, the principal amount of the Tranche D Term Loans (or portion thereof) may not be reborrowed. All undrawn Tranche D Term Loan Commitments shall terminate at 5:00 p.m. Central time on the Availability Termination Date for Tranche D Term Loan Commitments if not previously terminated pursuant to this Agreement.

(ii)            Subject to the terms and conditions hereof, on the First Amendment Effective Date, each Lender with a Tranche D Incremental Term Loan Commitment (each, an “Increasing Tranche D Term Loan Lender”) severally and not jointly agrees to make Tranche D Incremental Term Loans denominated in Dollars to the Borrower in the aggregate principal amount up to, but not exceeding, the amount of such Lender’s Tranche D Incremental Term Loan Commitment. Upon an Increasing Tranche D Term Loan Lender’s funding of its Tranche D Incremental Term Loan on the First Amendment Effective Date, the Tranche D Incremental Term Loan Commitment of such Increasing Tranche D Term Loan Lender shall be permanently reduced by the principal amount of such Tranche D Incremental Term Loan. Once repaid, the principal amount of the Tranche D Incremental Term Loans (or portion thereof) may not be reborrowed. Once funded, the Tranche D Incremental Term Loans shall be Tranche D Term Loans for all purposes hereunder and each Increasing Tranche D Term Loan Lender shall be a Tranche D Term Loan Lender hereunder.

(iii)           The parties hereto acknowledge and agree that, notwithstanding anything to the contrary set forth herein, the Tranche D Term Loan Commitments were fully funded prior to the First Amendment Effective Date and are no longer outstanding hereunder and any undrawn Tranche D Incremental Term Loan Commitments shall terminate at 5:00 p.m. Central time on the First Amendment Effective Date.

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(b)            Requests for Tranche D Term Loans. Not later than 11:00 a.m. Central time on the proposed date for a borrowing of Tranche D Term Loans that are to be Base Rate Loans or Daily Simple SOFR Loans and not later than 1:00 p.m. Central time at least three (3) Business Days prior to a borrowing of Tranche D Term Loans that are to be SOFR Loans, the Borrower shall give the Administrative Agent notice requesting that the Tranche D Term Loan Lenders make the Tranche D Term Loans on the date of the proposed borrowing and specifying the aggregate principal amount of Tranche D Term Loans to be borrowed, the Type of the Tranche D Term Loans, and if such Tranche D Term Loans are to be Term SOFR Loans, the initial Interest Period for the Tranche D Term Loans. Such notice, if submitted through the Credit Management Module of PNC Bank’s PINACLE® system in accordance with the applicable security procedures therefor, shall be deemed delivered to the Administrative Agent in the form required by this Agreement and shall be deemed delivered to the Administrative Agent on the date and time such notice was submitted through the Credit Management Module of PNC Bank’s PINACLE® system, in accordance with the applicable security procedures therefor. Such notice shall be irrevocable once given and binding on the Borrower, and, if such Tranche D Term Loans are to be Term SOFR Loans, shall include customary funding indemnification language. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche D Term Loan Lender.

(c)            Funding of Tranche D Term Loans. Promptly (but in any event, not later than 12:00 p.m. Central Time on the date of such proposed borrowing of Tranche D Term Loans in the case of Base Rate Loans and Daily Simple SOFR Loans) after receipt of a notice under the immediately preceding subsection (b), the Administrative Agent shall notify each Tranche D Term Loan Lender of the proposed borrowing. Each Tranche D Term Loan Lender shall deposit an amount equal to the Tranche D Term Loan to be made by such Tranche D Term Loan Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds, not later than 2:00 p.m. Central Time on the date of such proposed borrowing of Tranche D Term Loans in the case of Base Rate Loans and Daily Simple SOFR Loans and not later than 11:00 a.m. Central time on the date of such proposed borrowing of Tranche D Term Loans for Term SOFR Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 3:00 p.m. Central time on the date of the requested borrowing of Tranche D Term Loans for Base Rate Loans and Daily Simple SOFR Loans and not later than 2:00 p.m. Central time on the date of the requested borrowing of Tranche D Term Loans for Term SOFR Loans, the proceeds of such amounts received by the Administrative Agent. If no Interest Period is specified with respect to any requested Term SOFR Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

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(d)            Assumptions Regarding Funding by Tranche D Term Loan Lenders. With respect to Tranche D Term Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Tranche D Term Loan Lender that such Lender will not make available to the Administrative Agent a Tranche D Term Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Tranche D Term Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Tranche D Term Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Tranche D Term Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Tranche D Term Loan with interest thereon, for each day from and including the date such Tranche D Term Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Tranche D Term Loan, the amount so paid shall constitute such Lender’s Tranche D Term Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Tranche D Term Loan Lender that shall have failed to make available the proceeds of a Tranche D Term Loan to be made by such Lender.

Section 2.4.           ~~[Reserved]~~Tranche E Term Loans.

(a)            Making of Tranche E Term Loans. Subject to the terms and conditions hereof, during the Availability Period for Tranche E Term Loan Commitments, each Tranche E Term Loan Lender severally and not jointly agrees to make Tranche E Term Loans denominated in Dollars to the Borrower in the aggregate principal amount up to, but not exceeding, the amount of such Lender’s Tranche E Term Loan Commitment (such available facility and the Tranche E Term Loans under such facility, the “Tranche E Term Loan Facility”). There shall be no more than four (4) separate borrowings of Tranche E Term Loans (including the borrowing on the First Amendment Effective Date) and each borrowing of Tranche E Term Loans shall be in an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof; provided, that notwithstanding the foregoing a borrowing of Tranche E Term Loans may be in the aggregate amount of the remaining Tranche E Term Loan Commitments. Upon a Lender’s funding of its Tranche E Term Loan, the Tranche E Term Loan Commitment of such Lender shall be permanently reduced by the principal amount of such Tranche E Term Loan. Once repaid, the principal amount of the Tranche E Term Loans (or portion thereof) may not be reborrowed. All undrawn Tranche E Term Loan Commitments shall terminate at 5:00 p.m. Central time on the Availability Termination Date for Tranche E Term Loan Commitments if not previously terminated pursuant to this Agreement.

(b)            Requests for Tranche E Term Loans. Not later than 11:00 a.m. Central time on the proposed date for a borrowing of Tranche E Term Loans that are to be Base Rate Loans or Daily Simple SOFR Loans and not later than 1:00 p.m. Central time at least three (3) Business Days prior to a borrowing of Tranche E Term Loans that are to be SOFR Loans, the Borrower shall give the Administrative Agent notice requesting that the Tranche E Term Loan Lenders make the Tranche E Term Loans on the date of the proposed borrowing and specifying the aggregate principal amount of Tranche E Term Loans to be borrowed, the Type of the Tranche E Term Loans, and if such Tranche E Term Loans are to be Term SOFR Loans, the initial Interest Period for the Tranche E Term Loans. Such notice, if submitted through the Credit Management Module of PNC Bank’s PINACLE® system in accordance with the applicable security procedures therefor, shall be deemed delivered to the Administrative Agent in the form required by this Agreement and shall be deemed delivered to the Administrative Agent on the date and time such notice was submitted through the Credit Management Module of PNC Bank’s PINACLE® system, in accordance with the applicable security procedures therefor. Such notice shall be irrevocable once given and binding on the Borrower, and, if such Tranche E Term Loans are to be Term SOFR Loans, shall include customary funding indemnification language. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche E Term Loan Lender.

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(c)            Funding of Tranche E Term Loans. Promptly (but in any event, not later than 12:00 p.m. Central Time on the date of such proposed borrowing of Tranche E Term Loans in the case of Base Rate Loans and Daily Simple SOFR Loans) after receipt of a notice under the immediately preceding subsection (b), the Administrative Agent shall notify each Tranche E Term Loan Lender of the proposed borrowing. Each Tranche E Term Loan Lender shall deposit an amount equal to the Tranche E Term Loan to be made by such Tranche E Term Loan Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds, not later than 2:00 p.m. Central Time on the date of such proposed borrowing of Tranche E Term Loans in the case of Base Rate Loans and Daily Simple SOFR Loans and not later than 11:00 a.m. Central time on the date of such proposed borrowing of Tranche E Term Loans for Term SOFR Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 3:00 p.m. Central time on the date of the requested borrowing of Tranche E Term Loans for Base Rate Loans and Daily Simple SOFR Loans and not later than 2:00 p.m. Central time on the date of the requested borrowing of Tranche E Term Loans for Term SOFR Loans, the proceeds of such amounts received by the Administrative Agent. If no Interest Period is specified with respect to any requested Term SOFR Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)            Assumptions Regarding Funding by Tranche E Term Loan Lenders. With respect to Tranche E Term Loans to be made after the First Amendment Effective Date, unless the Administrative Agent shall have been notified by any Tranche E Term Loan Lender that such Lender will not make available to the Administrative Agent a Tranche E Term Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Tranche E Term Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Tranche E Term Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Tranche E Term Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Tranche E Term Loan with interest thereon, for each day from and including the date such Tranche E Term Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Tranche E Term Loan, the amount so paid shall constitute such Lender’s Tranche E Term Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Tranche E Term Loan Lender that shall have failed to make available the proceeds of a Tranche E Term Loan to be made by such Lender

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Section 2.5.           [Reserved].

Section 2.6.           Rates and Payment of Interest on Loans.

(a)            Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)             during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans applicable to such Loan;

(ii)            during such periods as such Loan is a Daily Simple SOFR Loan, at Daily Simple SOFR (as in effect from time to time), plus the Applicable Margin for SOFR Loans applicable to such Loan; and

(iii)           during such periods as such Loan is a Term SOFR Loan, at Term SOFR for such Loan for the Interest Period therefor, plus the Applicable Margin for SOFR Loans applicable to such Loan.

Notwithstanding the foregoing, while an Event of Default under Section 11.1.(a), 11.1.(e) or 11.1.(f) exists (and at the direction of the Requisite Lenders while any other Event of Default exists) or after the Obligations have otherwise been accelerated in accordance with the terms of this Agreement, the Borrower shall pay to the Administrative Agent for the account of each Lender, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

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(b)            Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) with respect to any Base Rate Loan or Daily Simple SOFR Loan, monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date, (ii) with respect to any Term SOFR Loan, the last day of the Interest Period applicable thereto and, in the case of any Term SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three months’ duration after the first day of such Interest Period and (iii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). In the event of (i) any repayment or prepayment of any Term SOFR Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) any conversion of any Term SOFR Loan prior to the end of the Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)            Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.

Section 2.7.           Number of Interest Periods.

There may be no more than ~~six~~ten (~~6~~10) different Interest Periods for Term SOFR Loans outstanding at the same time.

Section 2.8.            Repayment of Loans.

(a)            Tranche C Term Loans. The Borrower promises to repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Tranche C Term Loans on the Tranche C Term Loan Maturity Date.

(b)            Tranche D Term Loans. The Borrower promises to repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Tranche D Term Loans on the Tranche D Term Loan Maturity Date.

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(c)            Tranche E Term Loans. The Borrower promises to repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Tranche E Term Loans on the Tranche E Term Loan Maturity Date.

Section 2.9.            Prepayments.

(a)            Optional Prepayments of Loans. Subject to Section 5.4. and, with respect to the Tranche D Term Loans and Tranche E Term Loans, Section 3.5.(c) and Section 3.5.(e), respectively, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Administrative Agent at least one (1) Business Day prior notice in the case of Base Rate Loans and Daily Simple SOFR Loans and three (3) Business Days prior notice in the case of Term SOFR Loans (which notices may be by telecopy or electronic mail) of the prepayment of any Loan which notice may be conditioned on the occurrence of refinancing thereof. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess thereof.

(b)            [Reserved].

(c)            No Effect on Derivatives Contracts. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Derivatives Contracts entered into with respect to the Loans.

Section 2.10.         Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any Term SOFR Loan, elect to maintain such Term SOFR Loan or any portion thereof as a Term SOFR Loan by selecting a new Interest Period for such Term SOFR Loan. Each Continuation of a Term SOFR Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 1:00 p.m. Central time on the third (3rd) Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the Term SOFR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. A Notice of Continuation submitted through the Credit Management Module of PNC Bank’s PINACLE® system, in accordance with the applicable security procedures therefor, shall be deemed delivered to the Administrative Agent in the form required by this Agreement and shall be deemed delivered to the Administrative Agent on the date and time such Notice of Continuation was submitted through the Credit Management Module of PNC Bank’s PINACLE® system, in accordance with the applicable security procedures therefor. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any Term SOFR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a Term SOFR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.11. or the Borrower’s failure to comply with any of the terms of such Section.

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Section 2.11.         Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a SOFR Loan and a Daily Simple SOFR Loan may not be converted into a Term SOFR Loan if a Default or Event of Default exists. Each Conversion of Base Rate Loans or Daily Simple SOFR Loans into Term SOFR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount. Any Conversion of a Term SOFR Loan into a Base Rate Loan or Daily Simple SOFR Loan shall be made on, and only on, the last day of an Interest Period for such Term SOFR Loan. Each such Notice of Conversion shall be given not later than 1:00 p.m. Central time three (3) Business Days prior to the date of any proposed Conversion. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a Term SOFR Loan, the requested duration of the Interest Period of such Loan. A Notice of Conversion submitted through the Credit Management Module of PNC Bank’s PINACLE® system, in accordance with the applicable security procedures therefor, shall be deemed delivered to the Administrative Agent in the form required by this Agreement and shall be deemed delivered to the Administrative Agent on the date and time such Notice of Conversion was submitted through the Credit Management Module of PNC Bank’s PINACLE® system, in accordance with the applicable security procedures therefor. If the Borrower shall elect a conversion to Term SOFR Loans but fails to select an Interest Period for any Term SOFR Loan in accordance with this Section, the Borrower shall be deemed to have selected an Interest Period of one month. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.12.          Notes.

(a)            Notes. In the case of a Tranche C Term Loan Lender that has notified the Administrative Agent in writing that it elects to receive a Tranche C Term Note, the Tranche C Term ~~Loan~~Loans made by such Tranche C Term Loan Lender shall, in addition to this Agreement, also be evidenced by ~~a~~one or more Tranche C Term ~~Note~~Notes, payable to such Tranche C Term Loan Lender (or its registered assigns) in a principal amount equal to the amount of its Tranche C Term ~~Loan~~Loans and otherwise duly completed. In the case of a Tranche D Term Loan Lender that has notified the Administrative Agent in writing that it elects to receive a Tranche D Term Note, the Tranche D Term ~~Loan~~Loans made by such Tranche D Term Loan Lender shall, in addition to this Agreement, also be evidenced by ~~a~~one or more Tranche D Term ~~Note~~Notes, payable to such Tranche D Term Loan Lender (or its registered assigns) in a principal amount equal to the amount of its Tranche D Term Loans and otherwise duly completed. In the case of a Tranche E Term Loan Lender that has notified the Administrative Agent in writing that it elects to receive a Tranche E Term Note, the Tranche E Term Loan made by such Tranche E Term Loan Lender shall, in addition to this Agreement, also be evidenced by a Tranche E Term Note, payable to such Tranche E Term Loan Lender (or its registered assigns) in a principal amount equal to the amount of its Tranche E Term Loan and otherwise duly completed.

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(b)           Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c)           Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.13.        Voluntary Reductions of Commitments.

The Borrower shall have the right to terminate or reduce the aggregate unused amount of the ~~Tranche C Term Loan~~outstanding Commitments ~~and/or the Tranche D Term Loan Commitments~~of any Class at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the applicable Class of Loans, the effective date of any such reduction and the amount of any such reduction (which in the case of any partial reduction of the ~~Tranche C Term Loan~~ Commitments ~~or the Tranche D Term Loan Commitments~~of any Class shall not be less than $5,000,000 and integral multiples of $1,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, a Commitment Reduction Notice may state that such notice is conditioned upon the effectiveness of a refinancing of all outstanding ~~Class of~~ Loans of any applicable Class, in which case such Commitment Reduction Notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of such Commitment Reduction Notice) if such condition is not satisfied. Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each applicable Lender of the proposed termination or reduction. Without limitation of the provisions of Section 2.17., once reduced or terminated pursuant to this Section, the ~~Tranche C Term Loan~~ Commitments ~~and Tranche D Term Loan Commitment, as the case may be~~so reduced, may not be increased or reinstated.

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Section 2.14.        [Reserved].

Section 2.15.        [Reserved].

Section 2.16.        [Reserved].

Section 2.17.        Incremental Facilities.

The Borrower shall have the right to request the making of incremental term loans hereunder (“Incremental Loans”, and any such Incremental Loans, an “Incremental Facility”) by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such Incremental Facility the aggregate principal amount of Loans (including any such Incremental Loans) shall not exceed $~~600,000,000~~1,500,000,000. Each such Incremental Facility must be an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof. The Arrangers, in consultation with the Borrower, shall manage all aspects of the syndication of such Incremental Facilities, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such Incremental Loans and the allocations thereof among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to provide Incremental Loans, and any new Lender becoming a party to this Agreement in connection with any such requested Incremental Facility must be an Eligible Assignee. Incremental Loans (i) shall rank pari passu in right of payment with existing Loans, (ii) shall be equally and ratably secured with the existing Loans~~,~~ (if applicable), (iii) shall not mature earlier than any Class of the existing Loans, (iv) shall have no amortization or otherwise be permitted to be prepaid prior to the latest Maturity Date, and (v) shall be treated substantially the same (and in any event not more favorably than) the existing Loans. Effecting any Incremental Facility under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such Incremental Facility, (y) the representations and warranties made or deemed made by the Borrower and any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such Incremental Facility except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date), and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate, partnership, member or other necessary action taken by the Borrower to authorize such Incremental Facility and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such Incremental Facility; (ii) a supplement to this Agreement executed by the Borrower, the Administrative Agent and any Lender providing such Incremental Facility, which supplement may include such amendments to this agreement as the Administrative Agent deems reasonably necessary or appropriate to implement such Incremental Facility contemplated by this Section 2.17., together with the consent of the Guarantors thereto; (iii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iv) new or replacement Notes executed by the Borrower, payable to any Lenders participating in such Incremental Facility, as applicable, in the amount of such Lender’s aggregate Loans of each applicable Class at the time of the effectiveness of the applicable Incremental Facility. In connection with any Incremental Facility, any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act.

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Section 2.18.        Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

ARTICLE III PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1.          Payments.

(a)           Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, except to the extent required by Applicable Law including Taxes required to be withheld pursuant to Section 3.10., to the Administrative Agent at the Principal Office, not later than 1:00 p.m. Central time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

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(b)           Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2.          Pro Rata Treatment.

Except to the extent otherwise provided herein: (i) each borrowing from the Lenders ~~under Sections 2.2.(a)~~of any Class of Loans shall be made from the ~~Tranche C Term Loan Lenders,~~Lenders of the applicable Class and each termination or reduction of the amount of the Commitments of any Class under Section 2.13. shall be applied to the respective Commitments of the Lenders in such applicable Class, pro rata according to the amounts of their respective Commitments of such Class, (ii) each payment of fees under Section 3.5.(b) with respect to ~~the Tranche C Term Loans, and each termination or reduction of the amount of the Tranche C Term Loan Commitments under Section 2.13. shall be applied to the respective Tranche C Term Loan Commitments of the Tranche C Term Loan Lenders~~Commitments of any Class shall be made to the Lenders in such applicable Class, pro rata according to the amounts of their respective ~~Tranche C Term Loan Commitments, (ii) each borrowing from the Lenders under Sections 2.3.(a) shall be made from the Tranche D Term Loan Lenders, each payment of fees under Section 3.5.(b) and Section 3.5.(c) with respect to the Tranche D Term Loans, and each termination or reduction of the amount of the Tranche D Term Loan Commitments under Section 2.13 shall be applied to the respective Tranche D Term Loan Commitments of the Tranche D Term Loan Lenders, pro rata according to the amounts of their respective Tranche D Term Loan Commitments~~Commitments of such Class, (iii) each payment or prepayment of principal of ~~Tranche C Term~~ Loans of any Class shall be made for the account of the ~~Tranche C Term Loan~~ Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the ~~Tranche C Term~~ Loans of such Class held by them~~;~~, (iv) each payment ~~or prepayment of principal of Tranche D Term Loans shall be made for the account of the Tranche D Term Loan Lenders pro rata in accordance with the respective unpaid principal amounts of the Tranche D Term Loans held by them, (v) each payment~~ of interest on each Class of Loans shall be made for the account of the Lenders of such Class, pro rata in accordance with the amounts of interest on such Class of Loans then due and payable to the respective Class of Lenders; and (~~vi~~v) the Conversion and Continuation of any Class of Loans of a particular Type (other than Conversions provided for by Sections 5.1.(c) and 5.5.) shall be made pro rata among the Lenders of such Class according to the amounts of their respective Loans of such Class and the then current Interest Period for each Lender’s portion of each such Loan of such Class and Type shall be coterminous.

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Section 3.3.          Sharing of Payments, Etc.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations owing to such Lender resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligation greater than the share thereof as provided in Section 3.2. or Section 11.5., as applicable, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other Obligations owing to the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with Section 3.2. or Section 11.5., as applicable; provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of, or sale of a participation in, any of its Loans to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 3.4.          Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.          Fees.

(a)           Closing Fee. On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all fees as have been agreed to in writing by the Borrower and the Administrative Agent.

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(b)           Ticking Fee. Commencing on the date which is ninety-one (91) days following the Effective Date or, in the case of the Tranche E Term Loan Commitments, ninety-one (91) days following the First Amendment Effective Date, and during the remainder of the Availability Period with respect to each Class of Loans, the Borrower agrees to pay to the Administrative Agent for the account of the Lenders of such Class a facility ticking fee equal to the sum of the daily amount of the ~~Tranche C Term Loan~~ Commitments of such Class available ~~and Tranche D Term Loan Commitments available~~, multiplied by a per annum rate equal to 0.20%. ~~Such fee~~For the avoidance of doubt, no ticking fee shall accrue or be payable in respect of the Tranche C Incremental Term Loan Commitments or the Tranche D Incremental Term Loan Commitments. Such fees shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October that occurs during the Availability Period for such Class (on or after the date that is ninety-one (91) days following the Effective Date, or, in the case of the Tranche E Term Loan Commitments, ninety-one (91) days following the First Amendment Effective Date) and on the Availability Termination Date for such Class.

(c)           Tranche D Prepayment Fee. If, pursuant to Section 2.9., the Borrower prepays the Tranche D Term Loans, in whole or part at any time (i) on or before the first anniversary of the Effective Date, the Borrower agrees to pay to the Administrative Agent for the account of each Tranche D Term Loan Lender a prepayment fee equal to two percent (2.0%) of the amount of such prepayment and (ii) after the first anniversary of the Effective Date but on or before the second anniversary of the Effective Date, the Borrower agrees to pay to the Administrative Agent for the account of each Tranche D Term Loan Lender a prepayment fee equal to one percent (1.0%) of the amount of such prepayment. The Borrower and the Lenders agree that such prepayment fee is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early prepayment of the Tranche D Term Loans and is not a penalty.

(d)           Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letters and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

(e)           Tranche E Prepayment Fee. If, pursuant to Section 2.9., the Borrower prepays the Tranche E Term Loans, in whole or part at any time (i) on or before the first anniversary of the First Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent for the account of each Tranche E Term Loan Lender a prepayment fee equal to two percent (2.0%) of the amount of such prepayment and (ii) after the first anniversary of the First Amendment Effective Date but on or before the second anniversary of the First Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent for the account of each Tranche E Term Loan Lender a prepayment fee equal to one percent (1.0%) of the amount of such prepayment. The Borrower and the Lenders agree that such prepayment fee is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early prepayment of the Tranche E Term Loans and is not a penalty. Notwithstanding the foregoing, no prepayment fee shall be payable under this Section 3.5.(e) in respect of any assignment of Tranche E Term Loans made in connection with the replacement of an Affected Lender pursuant to Section 5.6. or the replacement of any Lender that is a Defaulting Lender.

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Section 3.6.          Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7.          Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.6.(a)(i) through (iii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, prepayment fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8.          Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

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Section 3.9.          Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)           Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and in Section 13.6.

(b)           Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

(c)           Certain Fees. No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5.(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(d)           Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held by the Lenders pro rata as if there had been no Lenders that were Defaulting Lenders, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that, subject to Section 13.20., except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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(e)           Purchase of Defaulting Lender’s Commitment and Loans. During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitment and Loans via an assignment subject to and in accordance with the provisions of Section 13.5.(b). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption and, notwithstanding Section 13.5.(b), shall pay to the Administrative Agent an assignment fee in the amount of $7,500; provided that the failure or unwillingness of such Defaulting Lender to execute the Assignment and Assumption and other necessary documents shall not prevent or delay such assignment and the Assignment and Assumption and other necessary documents shall be automatically deemed to be fully authorized and executed by the Defaulting Lender if such Defaulting Lender does not promptly execute all documents reasonably requested to effect such assignment (and, if such Lender fails to deliver any Notes held by it, such Notes shall automatically be deemed cancelled and such Lender shall be required to indemnify the Borrower for any liabilities incurred by the Borrower by reason of the failure of such Lender to deliver such Notes). The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

Section 3.10.        Taxes.

(a)           [Reserved].

(b)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.5. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation or removal as Administrative Agent.

(f)            Evidence of Payments. Upon the written request of the Administrative Agent, as soon as practicable after any payment of Taxes (excluding for purposes of this Section 3.10.(f), taxes, assessments, fees and other charges paid by any Loan Party in the normal course of operating its development and asset management business such as, for example, real property and personal property ad valorem taxes, business licenses, sales tax, plat fees, zoning application fees, building permit fees and other municipal fees) by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)           Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)           an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by Borrower or the Administrative Agent) of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

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(IV)         to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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(h)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV [RESERVED]

ARTICLE V YIELD PROTECTION, ETC.

Section 5.1.          Additional Costs; Capital Adequacy.

(a)           Capital Adequacy. If any Lender determines that any Regulatory Change affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time, within thirty (30) days after written demand by such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(b)           Additional Costs. In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly, but in any event within ten (10) days of the written demand therefor, pay to the Administrative Agent for its own account or for the account of a Lender from time to time such amounts as such Lender or the Administrative Agent may determine to be necessary to compensate the Administrative Agent or such Lender for any costs incurred by the Administrative Agent or such Lender that it determines are attributable to its making of, or maintaining, continuing or converting, any Loans or its obligation to make, maintain, continue or convert any Loans hereunder, any reduction in any amount receivable by such Lender or the Administrative Agent under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender or the Administrative Agent of capital or liquidity in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:

(i)            Subjects such Lender or the Administrative Agent under this Agreement or any of the other Loan Documents to any Taxes in respect of any of such Loans or its Commitments (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes);

(ii)           imposes or modifies any reserve, special deposit, compulsory loan, liquidity insurance charge or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on SOFR Loans is determined to the extent utilized when determining Daily Simple SOFR or Term SOFR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

(iii)          imposes on any Lender or the Administrative Agent or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender or the Administrative Agent.

(c)           Lender’s Suspension of SOFR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on SOFR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes SOFR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, SOFR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).

(d)           [Reserved].

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(e)           Notification and Determination of Additional Costs. Each of the Administrative Agent and each Lender, as the case may be, agrees to notify the Borrower (and in the case of any Lender, to notify the Administrative Agent) of any event occurring after the Agreement Date entitling the Administrative Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder; provided, however, that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Regulatory Change giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). The Administrative Agent and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay the Administrative Agent and or any such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 5.2.          Suspension of SOFR Loans.

Subject to Section 5.9. hereof and anything herein to the contrary notwithstanding, if, on or prior to the determination of Daily Simple SOFR or Term SOFR for any Interest Period:

i.              the Administrative Agent shall determine (which determination shall be conclusive) that reasonable and adequate means do not exist for the ascertaining Term SOFR for such Interest Period or Daily Simple SOFR;

ii.             the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of Term SOFR or Daily Simple SOFR (or related definitions) are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any SOFR Loans as provided herein; or

iii.            the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of Term SOFR or Daily Simple SOFR (or related definitions) upon the basis of which the rate of interest for any SOFR Loans is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining such SOFR Loans;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional Term SOFR Loans and/or Daily Simple SOFR Loans, as applicable, Continue Term SOFR Loans (if applicable) or Convert Loans into Term SOFR Loans and/or Daily Simple SOFR Loans and the Borrower shall, (1) on the last day of each current Interest Period for any outstanding Term SOFR Loans or (2) immediately for any Daily Simple SOFR Loans, either prepay such Loan or Convert such Loan into a Base Rate Loan.

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Section 5.3.          Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain SOFR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, Daily Simple SOFR Loans or Term SOFR Loans shall be suspended until such time as such Lender may again make and maintain SOFR Loans (in which case the provisions of Section 5.5. shall be applicable).

Section 5.4.          Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a)           any payment or prepayment (whether mandatory or optional) of a Term SOFR Loan, or Conversion of a Term SOFR Loan, made by such Lender for any reason (including, without limitation, acceleration or the exercise by the Borrower of its rights under Section 5.6.) on a date other than the last day of the Interest Period for such Loan; or

(b)           any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 6.2. to be satisfied) to borrow a Term SOFR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a Term SOFR Loan or Continue a Term SOFR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, an amount equal to the then present value of (A) the amount of interest that would have accrued on such Term SOFR Loan for the remainder of the Interest Period at the rate applicable to such Term SOFR Loan, less (B) the amount of interest that would accrue on the same Term SOFR Loan for the same period if Term SOFR were set on the date on which such Term SOFR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such Term SOFR Loan, as applicable, calculating present value by using as a discount rate Term SOFR quoted on such date. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

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Section 5.5.          Treatment of Affected Loans.

(a)           If the obligation of any Lender to make SOFR Loans of any Type or to Continue Term SOFR Loans, or to Convert Loans of any other Type into, Daily Simple SOFR Loans or Term SOFR Loans shall be suspended pursuant to Section 5.1.(c), Section 5.2. or Section 5.3. then such Lender’s affected SOFR Loans shall be automatically Converted into Base Rate Loans (1) in the case of affected Daily Simple SOFR Loans, immediately or (2) in the case of affected Term SOFR Loans, on the last day(s) of the then current Interest Period(s) for Term SOFR Loans (or, in the case of a Conversion required by Section 5.1.(c), Section 5.2., or Section 5.3. on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1., Section 5.2. or Section 5.3. that gave rise to such Conversion no longer exist:

(i)            to the extent that such Lender’s affected SOFR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s affected SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii)           all affected Loans that would otherwise be made or Continued by such Lender as SOFR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into affected SOFR Loans shall remain as Base Rate Loans.

If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 5.1.(c), 5.2. or 5.3. that gave rise to the Conversion of such Lender’s affected SOFR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when affected SOFR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, (1) in the case of Daily Simple SOFR Loans, immediately and (2) in the case of Term SOFR Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding such SOFR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Pro Rata Shares.

The Lenders and Administrative Agent may elect, if commercially reasonable and if permitted by Applicable Law, to Convert the Loans which are subject to Conversion under this Article from SOFR Loans of the applicable Type to Base Rate Loans after the expiration of all Derivative Contracts of which Administrative Agent has received written notice and copies that may affect such Loans subject to Conversion in order to avoid any breakage fees or other costs or charges associated with a premature termination of such Derivatives Contracts.

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Section 5.6.          Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 5.1., and the Requisite Lenders are not also doing the same or (b) the obligation of any Lender to make SOFR Loans of any Type or to Continue, or to Convert Base Rate Loans into, SOFR Loans shall be suspended pursuant to Section 5.1.(c) or 5.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, and in the case of clause (a) or (b) such Lender has declined or is unable to designate a different Lending Office in accordance with Section 5.7., or (c) a Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, so long as there does not then exist any Default or Event of Default, demand that such Lender (the “Affected Lender”), and upon such demand such Lender shall promptly, assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.5.(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.10. or Section 5.1. and rights to indemnification under Section 13.9.) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)            the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.5.(b)(iv);

(ii)           such Lender shall have received payment of (x) the aggregate principal balance of all Loans then owing to such Lender, plus (y) any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Lender, or any other amount as may be mutually agreed upon by such Lender and Eligible Assignee;

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 5.1. or payments required to be made pursuant to Section 3.10., such assignment will result in a reduction in such compensation or payments thereafter;

(iv)          such assignment does not conflict with Applicable Law; and

(v)           in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable consent, approval, amendment or waiver.

The Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10. or 5.1.) with respect to any period up to the date of replacement.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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Section 5.7.          Change of Lending Office.

If any Lender requests compensation under Section 5.1., or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.10., then such Lender shall (at the written request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.10. or Section 5.1., as the case may be, in the future, and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.8.          Assumptions Concerning Funding of SOFR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded the applicable SOFR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such SOFR Loans in an amount equal to the amount of the SOFR Loans and, in the case of Term SOFR Loans, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its SOFR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

Section 5.9.          Benchmark Replacement Setting.

(a)           Benchmark Replacement.

(i)            Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event has occurred the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment shall become effective at or after 5:00 p.m. on the fifth (5th) Business Day after the date the Administrative Agent posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

(ii)           No Derivatives Contracts shall be deemed to be a “Loan Document” for purposes of this Section 5.9.

(b)           Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

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(c)           Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below and (E) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.9.

(d)           Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will no longer be compliant with, or the administration of such Benchmark fails to be aligned with, the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be compliant with, or the administration of such Benchmark fails to be aligned with, the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)           Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan under the Term SOFR option or the Daily Simple SOFR option, or conversion to or continuation of Loans under the Term SOFR option or the Daily Simple SOFR option, as applicable, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate option. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

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ARTICLE VI CONDITIONS PRECEDENT

Section 6.1.          Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder is subject to the satisfaction or waiver of the following conditions precedent:

(a)           the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)            counterparts of this Agreement executed by each of the parties hereto;

(ii)           Notes executed by the Borrower, payable to each applicable Lender that has requested that it receive Notes, and complying with the terms of Section 2.12.(a);

(iii)           the Guaranty executed by each Subsidiary Guarantor, the Parent and each other Required Guarantor;

(iv)          [reserved];

(v)           an opinion letter of Cooley LLP and Venable LLP (with respect to Maryland law matters), counsel to the Borrower and the other Loan Parties addressed to the Administrative Agent and the Lenders in form and substance acceptable to the Administrative Agent;

(vi)          the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(vii)         a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(viii)        a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation;

(ix)           copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

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(x)            [reserved];

(xi)           evidence of property, business interruption and liability insurance covering each Eligible Property in form and substance reasonably acceptable to the Administrative Agent, and if requested by the Administrative Agent, copies of such insurance policies;

(xii)          [reserved];

(xiii)         a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 6.1.(b) through (d) and Section 6.2. have been satisfied;

(xiv)        a Compliance Certificate calculated on a pro forma basis for the Borrower’s fiscal quarter ending June 30, 2025;

(xv)         a Disbursement Instruction Agreement effective as of the Agreement Date;

(xvi)        [reserved];

(xvii)       evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid; and

(xviii)      copies of all Specified Derivatives Contracts in existence on the Agreement Date;

(b)           there shall not have occurred any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(c)           no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (i) result in a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

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(d)           the Borrower, the other Loan Parties and the other Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (i) any Applicable Law or (ii) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which could not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin or impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(e)           the Borrower shall have delivered, on behalf of itself and any Loan Party, to each Lender that so requests a Beneficial Ownership Certification at least five (5) days prior to the Effective Date, and all information reasonably requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act.

Section 6.2.          Conditions Precedent to All Loans.

In addition to satisfaction or waiver of the conditions precedent contained in Section 6.1., the obligations of the Lenders to make any Loans are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date); and (c) the Administrative Agent shall have received a timely Notice of Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time any Loan is made that all conditions to the making of such Loan contained in this Article VI have been satisfied. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent for the benefit of the Administrative Agent and the Lenders that the conditions precedent for initial Loans set forth in Sections 6.1. and 6.2. that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied.

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ARTICLE VII REPRESENTATIONS AND WARRANTIES

Section 7.1.          Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a)           Organization; Power; Qualification. Each of the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, partnership, limited liability company or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect. None of the Parent, the Borrower or any Subsidiary of the Parent is an Affected Financial Institution.

(b)           Ownership Structure. Part I of Schedule 7.1.(b) is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Parent setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Person is the Parent, the Borrower or a Subsidiary Guarantor. As of the Agreement Date, except as disclosed in such Schedule, (A) each of the Parent and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens of the types described in clauses (a) and (f) of the definition of “Permitted Liens” or, solely with respect to any Subsidiary that is an obligor in respect of any Nonrecourse Indebtedness, a Lien in favor of the holder of such Nonrecourse Indebtedness to secure the obligations thereunder), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other Equity Interests of any type in, any such Person. As of the Agreement Date, Part II of Schedule 7.1.(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

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(c)           Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)           Compliance of Loan Documents with Laws. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties.

(e)           Compliance with Law; Governmental Approvals. Each of the Parent, Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)           Title to Properties; Liens. Part I of Schedule 7.1.(f) is, as of the Agreement Date, a complete and correct listing of all real estate assets of the Borrower and each other Loan Party, setting forth, for each such Property, whether such property is an Eligible Property or whether such Property is a Development Property. Each of the Borrower and each other Loan Party has good, marketable and legal title to, or a valid leasehold interest in, each Property and any other asset included in the calculation of Total Asset Value. No Eligible Property is subject to any Lien other than Permitted Liens and Liens set forth on Part II of Schedule 7.1(f).

(g)           Existing Indebtedness. Schedule 7.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness of each of the Borrower, the other Loan Parties and the other Subsidiaries, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Parent, Borrower, the other Loan Parties and the other Subsidiaries have performed and are in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness.

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(h)           Litigation. Except as set forth on Schedule 7.1.(h), there are no actions, suits or proceedings pending (or, to the actual knowledge of any Loan Party, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Document as determined by the Administrative Agent.

(i)            Taxes. All federal, state and other tax returns of the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon, each Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable thereunder have been paid, except any such nonpayment or non-filing which (a) with respect to Taxes that are being contested by appropriate proceedings and appropriate reserves have been taken in accordance with GAAP or (b) could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Loan Party or any other Subsidiary is under audit. All charges, accruals and reserves on the books of the Borrower, the Parent, the other Loan Parties and the other Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(j)            Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal years ended December 31, 2023 and December 31, 2024, and the related audited consolidated statements of operations, shareholders’ equity and cash flows for the fiscal years ended on such dates, with the opinion thereon of KPMG LLP, and (ii) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal quarter ended June 30, 2025, and the related unaudited consolidated statements of operations, shareholders’ equity and cash flows of the Parent and its consolidated Subsidiaries for the three fiscal quarter period ended on such date. Such financial statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flows for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements. Each of the operating summaries pertaining to each of the Eligible Properties delivered by the Borrower to the Administrative Agent fairly presents the Net Operating Income of each such Property for the period then ended.

(k)           No Material Adverse Change. Since December 31, 2024, there has been no event, change, circumstance or occurrence that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of (i) the Parent and its Subsidiaries, taken as a whole and (ii) the Loan Parties, taken as a whole, are Solvent.

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(l)            [Reserved].

(m)          ERISA.

(i)            Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan. To the best knowledge of the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)           With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)           Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement;

(iv)          no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code; and (v) no assessment or tax has arisen under Section 4980H of the Internal Revenue Code.

(iv)          As of the Effective Date, the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

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(n)           Absence of Default. None of the Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           Environmental Laws. Except as set forth in Schedule 7.1(o), each of the Borrower, each other Loan Party and the other Subsidiaries: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws for its business and operations, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have, individually or in the aggregate, Material Adverse Effect, no Loan Party has any knowledge of, or has received written notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, is reasonably likely to: (x) cause or contribute to an actual violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other common law or legal claim or other liability, or (z) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no Environmental Claim pending or, to the Borrower’s knowledge, threatened, against the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which, reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Borrower’s knowledge, none of the Properties is listed on or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Borrower’s knowledge, no Hazardous Materials generated at or transported from the Properties by the Borrower, any other Loan Party or any other Subsidiary are or have been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

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(p)           Investment Company. None of the Borrower or any other Loan Party is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q)           Margin Stock. None of the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r)           Affiliate Transactions. Except as permitted by Section 10.9. or as otherwise set forth on Schedule 7.1.(r), none of the Borrower, any other Loan Party or any other Subsidiary is a party to or bound by any agreement or arrangement with any Affiliate.

(s)           Intellectual Property. Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person. All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t)           Business. As of the Agreement Date, the Parent, Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of the ownership, development and management of retail or reasonably similar Property, together with other business activities incidental thereto.

(u)           Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent, the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.

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(v)           Accuracy and Completeness of Information. All written information, reports and other papers and data (other than financial projections and other forward looking statements and information of a general economic or industry specific nature) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure). All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time made available. No fact is known to any Loan Party which has had, or may in the future have (so far as any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1.(j) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders. No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. As of the Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.

(w)          Not Plan Assets; No Prohibited Transactions. None of the assets of the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds (initially or through participation, assignment, transfer or securitization) any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(x)           Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)            None of (i) the Parent, the Borrower, any Subsidiary, any of their respective directors, officers, or, to the knowledge of the Parent, the Borrower or such Subsidiary, any of their respective employees or (ii) to the knowledge of the Parent, the Borrower or such Subsidiary, any agent or representative of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities evidenced by this Agreement, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, or (C) has its assets located in a Sanctioned Country.

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(ii)           Each of the Parent, the Borrower and its Subsidiaries, and to the knowledge of the Parent or the Borrower and each director, officer, and to the knowledge of the Parent, the Borrower, employee, agent of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects with the Anti-Corruption Laws and applicable Sanctions.

(iii)           No proceeds of any Loan have been used, directly or indirectly, by the Parent, the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.8.

(y)           Unencumbered Asset Value Properties. Each Property included in calculations of the Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Eligible Property”.

(z)           Insurance. The Borrower shall maintain, and shall cause each other Loan Party to maintain, insurance as required pursuant to Section 8.5.

(aa)        REIT Status. The Parent (i) at all times operates its business in a manner not to prevent it from qualifying for status as a REIT under the Internal Revenue Code and (ii) from and after the date that the Parent’s election to qualify as a REIT under the Internal Revenue Code is effective, the Parent qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Parent to maintain its status as a REIT.

(bb)        Legal Restrictions on Ability to Borrow. Neither the Parent nor any Loan Party is subject to any Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

Section 7.2.          Survival of Representations and Warranties, Etc.

All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any Incremental Facility is effectuated pursuant to Section 2.17. and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date). All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

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ARTICLE VIII AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 8.1.          Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 10.4., the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) preserve and maintain its respective existence in the jurisdiction of its incorporation or formation, (b) preserve and maintain its respective rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and (c) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except in the case of clauses (a) (solely with respect to Subsidiaries that are not Loan Parties), (b) and (c), to the extent that the failure to be so authorized and qualified could not reasonably be expected to have a Material Adverse Effect.

Section 8.2.          Compliance with Applicable Law.

The Parent and the Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Parent and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Parent and the Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions in all material respects by the Parent, the Borrower, their Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

Section 8.3.          Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve in all material respects all of its respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and in all material respects maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted and (b) from time to time make or cause to be made all necessary repairs and replacements to such Properties, so that the business carried on in connection therewith may be properly conducted at all times.

Section 8.4.          Conduct of Business.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on its respective businesses as described in Section 7.1.(t).

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Section 8.5.          Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with customary certificates of insurance describing the policies then in effect.

Section 8.6.          Payment of Taxes and Claims.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary (and/or applicable tenant with respect to an applicable Property) to, pay and discharge when due and payable (a) all federal, state or other taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien (except for a Permitted Lien) on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which (x) is being contested in good faith by appropriate proceedings for which adequate reserves have been taken in accordance with GAAP or (y) could not reasonably be expected to have a Material Adverse Effect.

Section 8.7.          Books and Records; Inspections.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Borrower if an Event of Default does not then exist), all at such reasonable times during business and, so long as no Default or Event of Default exists, with reasonable prior notice. The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists. The Borrower hereby authorizes and instructs its accountants to discuss the financial affairs of the Borrower, any other Loan Party or any other Subsidiary with the Administrative Agent or any Lender.

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Section 8.8.          Use of Proceeds.

The Borrower will use the proceeds of Loans only (a) for the payment of pre-development and development costs incurred in connection with Properties owned by the Borrower or any Subsidiary; (b) to finance acquisitions otherwise permitted under this Agreement (other than Hostile Acquisitions); (c) to finance capital expenditures and the repayment of Indebtedness of the Borrower and its Subsidiaries; (d) to make Restricted Payments otherwise permitted under this Agreement; and (e) to provide for the general working capital needs of the Borrower and its Subsidiaries and for other general corporate purposes of the Borrower and its Subsidiaries (including the making of Investments and asset purchases and payment of Restricted Payments, in each case to the extent permitted under this Agreement); provided that the Tranche C Incremental Term Loans and the Tranche D Incremental Term Loans shall be used solely to refinance the “Tranche A Term Loans” under, and as defined in the Revolving Credit Agreement on the First Amendment Effective Date. The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. The Borrower will not request any Loan, and the Borrower shall not use, and shall procure that the Parent and its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 8.9.          Environmental Matters.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws, except for the failure to comply that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary, to promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply with all Environmental Laws and all Governmental Approvals, except for the failure to take all actions and pay or arrange that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, take all actions to remove and dispose of all Hazardous Materials and to clean up the Properties to the extent required by Borrower, each other Loan Party or each other Subsidiary under Environmental Laws, except for the failure to take all actions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of any Environmental Laws, except in each case for such Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

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Section 8.10.        Further Assurances.

At the Borrower’s cost and expense and upon request of the Administrative Agent, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents; provided, however, that, except as may be expressly required pursuant to the terms of any Loan Document, neither Borrower nor any other Loan Party shall be obligated to deliver any instrument, document or certificate which expands such Person’s liability or reduces such Person’s rights hereunder. Without limiting the generality of the foregoing, the Borrower will promptly notify the Administrative Agent of (i) the creation or acquisition (including by division) of a Person that becomes a Subsidiary (other than an Excluded Subsidiary) and (ii) any Subsidiary that is an Excluded Subsidiary failing to constitute an Excluded Subsidiary.

Section 8.11.        Compliance with ERISA.

In addition to and without limiting the generality of Section 8.2., (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Internal Revenue Code and the regulations and published interpretations thereunder with respect to all Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Internal Revenue Code and (iv) operate each Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Internal Revenue Code or any liability to any qualified beneficiary as defined in Section 4980B of the Internal Revenue Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Benefit Plan as may be reasonably requested by the Administrative Agent.

Section 8.12.        Guarantors.

(a)           Within fifteen (15) Business Days after the date of any Person becoming a Required Guarantor, the Borrower shall deliver to the Administrative Agent each of the following in form and substance reasonably satisfactory to the Administrative Agent: (A)(i) with respect to any owner of the Equity Interests of the Borrower, a joinder or amendment to the Parent Guaranty to unconditionally guaranty the Guaranteed Obligations hereunder in their entirety, and (ii) with respect to any such Subsidiary an Accession Agreement executed by such Required Guarantor and (B) the items that would have been delivered under subsections (v) through (xi) of Section 6.1.(a) and under Section 6.1.(e) if such Person had been a Required Guarantor on the Agreement Date; provided, however, promptly (and in any event within fifteen (15) Business Days) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section, as the case may be, such Subsidiary shall comply with the applicable provisions of this Section.

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(b)           The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release any Guarantor that is no longer a Required Guarantor, so long as (i) the Borrower shall certify in writing that no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1. (as evidenced by a Compliance Certificate showing calculation in reasonable detail of such covenants on a pro forma basis after giving effect to such release); and (ii) the Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be reasonably acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 8.13.        Anti-Corruption Laws; Beneficial Ownership Regulation.

The Parent and the Borrower will promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Section 8.14.        REIT Status.

The Parent shall operate its business in a manner not to prevent it from qualifying for status as a REIT under the Internal Revenue Code and, from and after the date that the Parent’s election to qualify as a REIT under the Internal Revenue Code is effective, the Parent shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.

ARTICLE IX INFORMATION

For so long as this Agreement is in effect, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 9.1.          Quarterly Financial Statements.

No later than 45 days after the end of each of the first, second and third fiscal quarters of the Parent, commencing with the fiscal quarter ending September 30, 2025, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated income statements and statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the Responsible Officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

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Section 9.2.          Year-End Statements.

No later than 90 days after the end of each fiscal year of the Parent, commencing with the fiscal year ending December 31, 2025 the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated income statement and statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief executive officer or chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of KPMG LLP or any other independent certified public accountants of recognized national standing, whose report shall be prepared in accordance with GAAP and shall not be subject to (i) any “going concern” or like qualification or exception (other than in connection with the upcoming maturity of ~~the Tranche C Term Loan Facility or Tranche D Term Loan Facility~~any Class of Loans) or (ii) any qualification or exception as to the scope of such audit.

Section 9.3.          Compliance Certificate; Statement of Funds from Operations; Unencumbered Asset Value.

At the time the financial statements are furnished pursuant to Sections 9.1. and 9.2., (a) a certificate substantially in the form of Exhibit K (a “Compliance Certificate”) executed on behalf of the Borrower by the chief financial officer of the Borrower (i) setting forth in reasonable detail as of the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 10.1; and (ii) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure; (b) a statement of Funds From Operations for such fiscal quarter or fiscal year; and (c) a report of all Eligible Properties included in the calculation of Unencumbered Asset Value and all newly acquired Properties, including their Net Operating Income, cost and mortgage debt, if any.

Section 9.4.          Other Information.

(a)           [Reserved];

(b)           Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the SEC or any national securities exchange;

(c)           Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

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(d)           No later than 45 days after the end of each fiscal year of the Borrower ending prior to the latest Facility Termination Date, projected balance sheets, operating statements, profit and loss projections and cash flow budgets of the Parent and its Subsidiaries on a consolidated basis for each quarter of the then current fiscal year, all itemized in reasonable detail, including in the case of the cash flow budgets, excess operating cash flow, availability under this Agreement, unused availability under committed development loans, unfunded committed equity and any other committed sources of funds, as well as, cash obligations for acquisitions, unfunded development costs, capital expenditures, debt service, overhead, dividends, maturing Property loans, hedge settlements and other anticipated uses of cash. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Borrower, and when appropriate its consolidated Subsidiaries, will be in compliance with the covenants contained in Section 10.1. at the end of each fiscal quarter of such fiscal year;

(e)           If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(f)            To the extent any Senior Officer of any Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating to, or affecting, any Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(g)           [Reserved];

(h)           Prompt notice upon any Senior Officer of the Borrower or any Loan Party obtaining knowledge of the occurrence of any Default or Event of Default;

(i)            Prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against any Loan Party or any other Subsidiary or any of their respective properties or assets;

(j)            Prompt notice of a Material Acquisition or the acquisition, incorporation or other creation of any Material Subsidiary, and whether such Subsidiary is a Wholly Owned Subsidiary of the Borrower;

(k)           Promptly upon the request of the Administrative Agent, evidence of the Borrower’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Administrative Agent;

(l)            Promptly, upon each request, such information and documentation as a Lender may request in order to comply with applicable “know your customer” requirements, Anti-Money Laundering Laws, including without limitation, the Patriot Act, and the Beneficial Ownership Regulation;

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(m)          Promptly, and in any event within five (5) Business Days after any Senior Officer of the Borrower, any Loan Party or any Subsidiary obtains knowledge of, written notice of the occurrence of any of the following: (i) the Borrower, any Loan Party or any other Subsidiary shall receive written notice of any violation of or noncompliance by Borrower, any Loan Party or any other Subsidiary with any Environmental Law; (ii) the Borrower, any Loan Party or any other Subsidiary shall receive written notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any response action in connection with the release or threatened release of Hazardous Materials; or (iii) the Borrower, any Loan Party or any other Subsidiary shall receive any written notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Borrower, any Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an Environmental Claim, and the matters covered by notices referred to in any of the immediately preceding clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(n)           To the extent any Senior Officer of the Parent, any Loan Party or any other Subsidiary is aware of the same, prompt notice of any matter that has had, or which could reasonably be expected to have, a Material Adverse Effect; and

(o)           From time to time and promptly upon each request and to the extent available to the Borrower or otherwise prepared by the Borrower in the ordinary course of business, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, any of its Subsidiaries, or any other Loan Party as the Administrative Agent may reasonably request.

Section 9.5.          Electronic Delivery of Certain Information.

(a)           Documents required to be delivered pursuant to the Loan Documents may be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender pursuant to Article II and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered 24 hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 11:00 a.m. Central time on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, the Borrower shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

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(b)           Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 9.6.          Public/Private Information.

The Borrower and the Parent shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower or the Parent. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower or the Parent to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and the Borrower and the Parent shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not “Public Information” as “Private Information”. Absent written notice from the Borrower or the Parent to the contrary, the Borrower and the Parent hereby designate all Information Materials included in the public filings made by the Parent or the Borrower with the Securities and Exchange Commission as “Public Information” and all other Information Materials as “Private Information.”

Section 9.7.          USA Patriot Act Notice; Compliance.

The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties to, provide promptly upon any such request to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

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ARTICLE X NEGATIVE COVENANTS

For so long as this Agreement is in effect, the Borrower (and, in the case of Section 10.1, the Parent) shall comply with the following covenants.

Section 10.1.        Financial Covenants.

All references to the Parent, for purposes of the financial covenants in this Section 10.1, shall mean the Parent and its Subsidiaries on a consolidated basis.

(a)           Ratio of Total Indebtedness to Total Asset Value. The Parent shall not permit the ratio of (i) Total Indebtedness of the Parent and its Subsidiaries to (ii) Total Asset Value of the Parent and its Subsidiaries (the “Total Leverage Ratio”) to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Parent shall be deemed to be in compliance with this Section 10.1.(a) so long as (i) the Parent, the Borrower or any of the Subsidiaries of the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding 0.60 to 1.00 at any time during the fiscal quarter in which such Material Acquisition took place and during the three subsequent fiscal quarters thereafter, (ii) the Parent has maintained compliance with this Section 10.1.(a) in reliance on this proviso not more than two times (inclusive of the then current reliance on this proviso) during the term of this Agreement, and (iii) such ratio (after giving effect to such Material Acquisition) is not greater than 0.65 to 1.00 at any time.

(b)           Ratio of EBITDA to Fixed Charges. The Parent shall not permit the ratio of (i) Adjusted EBITDA of the Parent and its Subsidiaries for the period of four consecutive fiscal quarters most recently ending for which financial statements have been delivered to (ii) Fixed Charges of the Parent and its Subsidiaries for such period to be less than 1.50 to 1.00 as of the last day of such period.

(c)           Ratio of Secured Indebtedness to Total Asset Value. The Parent shall not permit the ratio of (i) Secured Indebtedness of the Parent and its Subsidiaries to (ii) Total Asset Value of the Parent and its Subsidiaries to exceed 0.40 to 1.00 at any time.

(d)           [Reserved].

(e)           Ratio of Unsecured Indebtedness to Unencumbered Asset Value. The Parent shall not permit the ratio of (i) Unsecured Indebtedness of the Parent and its Subsidiaries to (ii) Unencumbered Asset Value of the Parent and its Subsidiaries to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Parent shall be deemed to be in compliance with this Section 10.1.(e) so long as (i) the Parent, the Borrower or any of the Subsidiaries of the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding 0.60 to 1.00 at any time during the fiscal quarter in which such Material Acquisition took place and during the three subsequent fiscal quarters thereafter, (ii) the Parent has maintained compliance with this Section 10.1.(e) in reliance on this proviso not more than two times (inclusive of the then current reliance on this proviso) during the term of this Agreement, and (iii) such ratio (after giving effect to such Material Acquisition) is not greater than 0.65 to 1.00 at any time.

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(f)            Ratio of Unencumbered Adjusted NOI to Unsecured Interest Expense. The Parent shall not permit the ratio of (i) Unencumbered Adjusted NOI of the Parent and its Subsidiaries for the period of four consecutive fiscal quarters most recently ending for which financial statements have been delivered to (ii) Unsecured Interest Expense of the Parent and its Subsidiaries for such period to be less than 1.75 to 1.00 at any time.

(g)           Minimum Tangible Net Worth. Prior to the Investment Grade Rating Date, the Parent and the Borrower shall not permit Tangible Net Worth at any time to be less than (i) $1,158,681,477 plus (ii) 75% of the Net Proceeds of all Equity Issuances effected at any time after September 30, 2024 by the Parent, the Borrower or any of the Subsidiaries of the Parent to any Person other than the Parent, the Borrower or any of the Subsidiaries of the Parent.

(h)           [Reserved].

(i)            [Reserved].

(j)            Dividends and Other Restricted Payments. The Parent shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payment, except that:

(i)            the Parent and the Borrower may make Restricted Payments ~~(subject to compliance with Section 10.8. in the case of Restricted Payments described under clause (c) of the definition thereof)~~ so long as no Default or Event of Default exists or would result therefrom and so long as the Parent shall be in pro forma compliance with the other covenants set forth in this Section 10.1 immediately after giving effect thereto;

(ii)           both (A) the Borrower may pay cash dividends to the Parent and other holders of partnership interests in the Borrower with respect to any fiscal year ending during the term of this Agreement to the extent necessary for the Parent to distribute, and the Parent may so distribute, cash dividends to its shareholders in an aggregate amount not to exceed the greater of (x) the amount required to be distributed for the Parent to remain in compliance with Section 8.14. and (y) the amount necessary for the Parent to avoid income or excise tax under the Internal Revenue Code; and (B) Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary of the Borrower and the Borrower or any other Subsidiary of the Parent may pay Restricted Payments to the Parent.

Notwithstanding the foregoing sentence, in the event that a Default or Event of Default under Sections 11.1.(a), (e) or (f) exists or would exist after giving effect to such Restricted Payment, or the Obligations have been accelerated in accordance with the terms of this Agreement, then the Parent shall not, nor shall it permit any Subsidiary to make any Restricted Payments to any Person other than to the Borrower or any Subsidiary that is a Guarantor.

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Section 10.2.        Negative Pledge.

The Borrower shall not, and shall not permit any other Loan Party or Subsidiary to, (a) create, assume, incur, permit or suffer to exist any Lien on any Eligible Property or any direct or indirect Equity Interest of the Borrower in any Person owning any Eligible Property, now owned or hereafter acquired, except for Permitted Liens or (b) permit any Eligible Property or any direct or indirect ownership interest of the Borrower or in any Person owning an Eligible Property, to be subject to a Negative Pledge.

Section 10.3.        Restrictions on Intercompany Transfers.

The Borrower shall not, and shall not permit any other Loan Party to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party to: (a) pay dividends or make any other distribution on any of such Loan Party’s Equity Interests owned by the Borrower or any Loan Party; (b) pay any Indebtedness owed to the Borrower or any Loan Party; (c) make loans or advances to the Borrower or any Loan Party; or (d) transfer any of its property or assets to the Borrower or any Loan Party; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in any Loan Document and (ii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by the Borrower or any other Loan Party in the ordinary course of business.

Section 10.4.        Merger, Consolidation, Sales of Assets and Other Arrangements.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, (a) enter into any transaction of merger or consolidation (which, in the case of any acquisition as a result of a merger or consolidation, has a value equal to or greater than a Substantial Amount); (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire the assets of, or make an Investment in, any other Person in an amount in excess of a Substantial Amount; provided, however, that:

(i)            any Subsidiary may merge with a Loan Party so long as such Loan Party is the survivor;

(ii)           any Subsidiary may sell, transfer or dispose of its assets to a Loan Party;

(iii)          a Loan Party (other than the Borrower or any Eligible Property Subsidiary) and any Subsidiary that is not (and is not required to be) a Loan Party may convey, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, and immediately thereafter liquidate, provided that immediately prior to any such conveyance, sale, transfer, disposition or liquidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

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(iv)          any Loan Party and any other Subsidiary may, directly or indirectly, (A) acquire (whether by purchase, acquisition of Equity Interests of a Person, or as a result of a merger or consolidation) a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person and (B) sell, lease or otherwise transfer, whether by one or a series of transactions, a Substantial Amount of assets (including capital stock or other securities of Subsidiaries) to any other Person, so long as, in each case, (1) the Borrower shall have given the Administrative Agent and the Lenders at least 30 days’ prior written notice of such consolidation, merger, acquisition, Investment, sale, lease or other transfer; (2) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including, without limitation, a Default or Event of Default resulting from a breach of Section 10.1.; (3) in the case of a consolidation or merger involving the Borrower or an Eligible Property Subsidiary, the Borrower or such Loan Party shall be the survivor thereof and (4) at the time the Borrower gives notice pursuant to clause (1) of this subsection, the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Loan Parties with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 10.1., after giving effect to such consolidation, merger, acquisition, Investment, sale, lease or other transfer; and

(v)           the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business.

Further, no Loan Party shall enter into any sale-leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person.

Section 10.5.        Plans.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 10.6.        Fiscal Year.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 10.7.        Modifications of Organizational Documents.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify or waive the application of any provision of its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) is adverse to the interest of the Administrative Agent or the Lenders or (b) could reasonably be expected to have a Material Adverse Effect.

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Section 10.8.        ~~Subordinated Debt Prepayments; Amendments~~[Reserved].

~~The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, prepay any principal of, or accrued interest on, any Subordinated Debt or otherwise make any voluntary or optional payment with respect to any principal of, or accrued interest on, any Subordinated Debt prior to the originally scheduled maturity or due date thereof or otherwise redeem or acquire for value any Subordinated Debt prior to its maturity. Further, the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, amend or modify, or permit the amendment or modification of, any agreement or instrument evidencing any Subordinated Debt where such amendment or modification provides for the following or which has any of the following effects:~~

~~(a)          amends any financial or other covenant contained in any document or instrument evidencing any Subordinated Debt in a manner which is more onerous to the Borrower or such Subsidiary or which requires the Borrower or such Subsidiary to improve its financial performance; or~~

~~(b)          if immediately prior to or after giving effect thereto a Default or Event of Default is or would be in existence:~~

~~(i) increases the rate of interest accruing on such Subordinated Debt;~~

~~(ii) increases the amount of any scheduled installment of principal or interest, or shortens the date on which any such installment or principal or interest becomes due;~~

~~(iii) shortens the final maturity date of such Subordinated Debt;~~

~~(iv) increases the principal amount of such Subordinated Debt;~~

~~(v) provides for the payment of additional fees or the increase in existing fees; and/or~~

~~(vi) otherwise could reasonably be expected to be adverse to the interests of the Administrative Agent or the Lenders.~~

Section 10.9.        Transactions with Affiliates.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit to exist or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 7.1.(r), (b) transactions among the Borrower, other Loan Parties and Wholly Owned Subsidiaries or (c) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on such Schedule 7.1.(r) if a Default or Event of Default exists or would result therefrom.

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Section 10.10.      Environmental Matters.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary, and shall use commercially reasonable efforts not to permit any other Person, to use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any Environmental Claim, except whether individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 10.11.      Derivatives Contracts.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, enter into or become obligated in respect of Derivatives Contracts other than (i) Derivatives Contracts entered into by the Borrower, any such Loan Party or any such Subsidiary in the ordinary course of business and which establish ~~an effective~~, or are intended to establish, a hedge in respect of obligations, liabilities, commitments or assets held or reasonably anticipated to be held by the Borrower, such other Loan Party or such other Subsidiary ~~and~~, (ii) any agreement, commitment or arrangement for the sale of Equity Interests issued by the Parent at a future date that could be discharged solely by (x) delivery of the Parent’s Equity Interests (other than Mandatorily Redeemable Stock), or, (y) solely at the Parent’s option made at any time, payment of the net cash value of such Equity Interests at the time, irrespective of the form or duration of such agreement, commitment or arrangement~~.~~, (iii) to the extent constituting a “Derivatives Contract”, Convertible Notes so long as, at the time of the issuance of such Convertible Notes and after giving pro forma effect thereto, the Parent and the Borrower are in compliance with the financial covenants contained in Section 10.1 with respect to the fiscal period most recently ended for which financial statements were required to be delivered hereunder and (iv) any Permitted Bond Hedge Transaction and/or Permitted Warrant Transaction.

ARTICLE XI DEFAULT

Section 11.1.        Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)           Default in Payment. (x) The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or ~~shall fail to pay interest or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document due on the Tranche C Term Loan Maturity Date or the Tranche D Term Loan Maturity Date, or~~ any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party ~~due on the Tranche C Term Loan Maturity Date or the Tranche D Term Loan Maturity Date,~~, or (y) the Borrower or any other Loan Party shall fail to pay within three (3) Business Days of when due interest or any of the other payment Obligations owing by the Borrower or any other Loan Party under this Agreement or any other Loan Document and not covered by the preceding clause (x).

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(b)           Default in Performance.

(i)            Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.1. (with respect to the existence of any Loan Party), Section 8.8., Section 8.12., Section 8.14., Section 9.4.(h) or Article X; or

(ii)           Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Sections 9.1., 9.2. or 9.3. and in the case of this subsection (b)(ii) only, such failure shall continue for a period of five (5) days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent or the Requisite Lenders; or

(iii)          Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this subsection (b)(iii) only, such failure shall continue for a period of thirty (30) days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent or the Requisite Lenders.

(c)           Material Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made.

(d)           Indebtedness Cross-Default.

(i)            The Borrower, any other Loan Party or any other Subsidiary shall fail to make any payment when due and payable in respect of (x) any Recourse Indebtedness (other than the Loans or Indebtedness of Unconsolidated Affiliates) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value), in each case individually or in the aggregate with all other such Indebtedness as to which such a failure exists, of $25,000,000 or more or (y) any Nonrecourse Indebtedness (other than Indebtedness of Unconsolidated Affiliates) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value), in each case individually or in the aggregate with all other such Indebtedness as to which such a failure exists, of $25,000,000 or more (clause (x) and clause (y) collectively, “Material Indebtedness”);

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(ii)           (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid, repurchased, redeemed or defeased prior to the stated maturity thereof~~;~~ , other than, in the case of clause (y), Convertible Notes which are prepaid, repurchased, redeemed or exchanged in accordance with the terms thereof prior to their maturity, and not in any case as a result of any breach or violation of the terms of such Convertible Notes;

(iii)           Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid, repurchased, redeemed or defeased prior to its stated maturity, other than Convertible Notes which are prepaid, repurchased, redeemed or exchanged in accordance with the terms thereof and not in any case as a result of any breach or violation of the terms of such Convertible Notes;

(iv)           There occurs an “Event of Default” under and as defined in any Derivatives Contract as to which the Borrower, any Loan Party or any other Subsidiary is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any ~~Specified~~ Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Parent, the Borrower or any of its Subsidiaries is an “Affected Party” (as defined therein), in each case, arising from a default in payment of amounts individually or in the aggregate with all other such defaulted payments, of $10,000,000 or more; or

(v)           There occurs an “Event of Default” under and as defined in the Revolving Credit Agreement.

Notwithstanding the foregoing, this Section 11.1.(d) shall not apply to any redemption, repurchase, exchange, conversion or settlement with respect to any Convertible Notes, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms unless such redemption, repurchase, exchange, conversion or settlement arises in connection with a breach, violation or default thereunder or an event of the type that constitutes an Event of Default, or to the early unwind, settlement or termination of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction.

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(e)           Voluntary Bankruptcy Proceeding. (A) The Borrower, any other Loan Party or any other Eligible Property Subsidiary or other Material Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing; or (B) the Borrower or any other Loan Party shall generally not pay its debts as such debts become due.

(f)            Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any other Eligible Property Subsidiary or Material Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 30 consecutive days, or an order granting the remedy or other relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g)           Revocation of Loan Documents. Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or any Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)           Judgment. A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and either (i) (x) such judgment or order shall continue for a period of 60 days without being paid, stayed or dismissed through appropriate appellate proceedings or (y) enforcement proceedings shall have been commenced by any creditor on any such judgment and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such judgments or orders entered against the Borrower, any other Loan Party or any other Subsidiary, $25,000,000 or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

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(i)            Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $25,000,000 in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of twenty (20) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower, any other Loan Party or any other Subsidiary.

(j)            ERISA.

(i)            Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $25,000,000; or

(ii)           The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $25,000,000, all as determined, and with such terms defined, in accordance with GAAP.

(k)           [Reserved].

(l)            Change of Control/Change in Management.

(i)            Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than twenty-five percent (25%) of the total voting power of the then outstanding voting stock of the Parent entitled to vote for the election of directors;

(ii)           During any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors (or equivalent body) of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors (or equivalent body) of the Parent; or

(iii)          the Parent shall cease to own and control, directly or indirectly, more than 85% of the outstanding Equity Interests of the Borrower, free and clear of any Liens (other than in favor of the Administrative Agent); or any Person or group shall own, directly or indirectly, an equal or greater percentage of the outstanding Equity Interests of the Borrower than the percentage held by the Parent; or the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Parent; or

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(iv)          (A) General Partner shall cease to be a Wholly Owned Subsidiary of the Parent, (B) the Parent, General Partner or a Wholly Owned Subsidiary of the Parent cease to have the sole and exclusive power to exercise all management and control over the Borrower or (C) the Parent, General Partner or a Wholly Owned Subsidiary of the Parent shall cease to be the sole general partner of the Borrower; or

(v)           the Borrower shall cease to own and control, directly or indirectly, 100% of the outstanding Equity Interests of each Eligible Property Subsidiary and each other Subsidiary Guarantor (other than Subsidiary Guarantors under clause (vii) of the definition of “Required Guarantor”), in each case free and clear of any liens (other than in favor of the Administrative Agent).

~~(m)          Subordinated Debt Documents. The failure of any Loan Party to comply with the terms of any intercreditor agreement or any subordination provisions of any note or other document in respect of any Subordinated Debt and running to the benefit of the Administrative Agent or Lenders, or any such document becomes null and void or unenforceable against any holder of such Subordinated Debt or any such holder shall (or shall attempt to) disavow, revoke or terminate any such document or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any such document.~~

Section 11.2.        Remedies Upon Event of Default.

Upon the occurrence and until the waiver thereof in accordance with the terms of this Agreement of an Event of Default the following provisions shall apply:

(a)           Acceleration; Termination of Facilities.

(i)            Automatic. Upon the occurrence of an Event of Default specified in Sections 11.1.(e) or 11.1.(f) with respect to the Borrower or the Parent, (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) [reserved] and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties and (2) the Commitments shall immediately and automatically terminate.

(ii)           Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) [reserved] and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties and (2) terminate the Commitments.

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(b)           Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)           Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)           Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower or any other Loan Party, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Borrower or any other Loan Party and to exercise such power as the court shall confer upon such receiver.

(e)           Remedies in Respect of Specified Derivatives Contracts and Specified Cash Management Agreements. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider and Specified Cash Management Bank shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider or Specified Cash Management Bank, as applicable, under contract or Applicable Law, to undertake any of the following: (a) in the case of a Specified Derivatives Provider, to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) in the case of a Specified Derivatives Provider, to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) in the case of a Specified Derivatives Provider, to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider and (d) to prosecute any legal action against the Borrower, any Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider or Specified Cash Management Bank, as applicable, pursuant to any Specified Derivatives Contract or Specified Cash Management Agreement, as applicable.

Section 11.3.        Remedies Upon Default.

Upon the occurrence of a Default specified in either Section 11.1.(e) or Section 11.1.(f), the Commitments shall immediately and automatically terminate.

Section 11.4.        Marshaling; Payments Set Aside.

No Lender Party shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Loan Party makes a payment or payments to a Lender Party, or a Lender Party enforces its security interest or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Guaranteed Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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Section 11.5.        Allocation of Proceeds.

If an Event of Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 13.3.) under any of the Loan Documents in respect of any Guaranteed Obligations shall be applied in the following order and priority:

(a)           to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

(b)           to payment of that portion of the Guaranteed Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c)           [reserved];

(d)           to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (d) payable to them;

(e)           [reserved];

(f)            to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loans and payment obligations then owing under Specified Derivatives Contracts and Specified Cash Management Agreements, ratably among the Lenders, the Specified Derivatives Providers and the Specified Cash Management Banks in proportion to the respective amounts described in this clause (f) payable to them; and

(g)           the balance, if any, after all of the Guaranteed Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Guaranteed Obligations arising under Specified Cash Management Agreements and Specified Derivatives Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Cash Management Bank or Specified Derivatives Provider, as the case may be. Each Specified Cash Management Bank or Specified Derivatives Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XII for itself and its Affiliates as if a “Lender” party hereto.

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Section 11.6.        [Reserved].

Section 11.7.        Rescission of Acceleration by Requisite Lenders.

If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 11.8.        Performance by Administrative Agent.

If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 11.9.        Rights Cumulative.

(a)           Generally. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and each of the other Loan Documents, of the Specified Derivatives Providers under the Specified Derivatives Contracts, and of the Specified Cash Management Banks under the Specified Cash Management Agreements, shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Lenders, the Specified Derivatives Providers and the Specified Cash Management Banks may be selective and no failure or delay by any such Lender Party in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

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(b)           Enforcement by Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article XI for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) [reserved], (iii) any Specified Derivatives Provider or Specified Cash Management Bank from exercising the rights and remedies that inure to its benefit under any Specified Derivatives Contract or Specified Cash Management Agreement, as applicable, (iv) any Lender from exercising setoff rights in accordance with Section 13.3. (subject to the terms of Section 3.3.), or (v) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article XI and (y) in addition to the matters set forth in clauses (ii), (iv) and (v) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

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ARTICLE XII THE ADMINISTRATIVE AGENT

Section 12.1.        Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver or otherwise make available to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article IX that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 12.2.        Administrative Agent as Lender.

The Lender acting as Administrative Agent shall have the same rights and powers as a Lender, a Specified Derivatives Provider or a Specified Cash Management Bank, as the case may be, under this Agreement, any other Loan Document, any Specified Derivatives Contract or any Specified Cash Management Agreement, as the case may be, as any other Lender, Specified Derivatives Provider or any Specified Cash Management Bank and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Lender acting as the Administrative Agent in each case in its individual capacity. Such Lender and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders, any Specified Derivatives Providers or any Specified Cash Management Banks. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement, any Specified Derivatives Contract or any Specified Cash Management Agreement, or otherwise without having to account for the same to the other Lenders, any Specified Derivatives Providers or any Specified Cash Management Banks. The Lenders acknowledge that, pursuant to such activities, the Lender acting as the Administrative Agent or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

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Section 12.3.        Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent or approval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, consent or approval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent or approval (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved such requested determination, consent or approval. The provisions of this Section shall not apply to any amendment, waiver or consent regarding any of the matters described in Section 13.6.(b).

Section 12.4.        Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such Lender to any other party to any of the Loan Documents. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

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Section 12.5.        Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender or any other Person, or shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lender Parties in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment.

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Section 12.6.        Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, further, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its Pro Rata Share (determined as of the time that the applicable reimbursement is sought) of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other Obligations and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 12.7.        Lender Credit Decision, Etc.

Each of the Lenders expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each of the Lenders acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties. Each of the Lenders acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender.

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Section 12.8.        Successor Administrative Agent.

The Administrative Agent may (a) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (b) be removed as administrative agent by all of the Lenders (other than the Lenders then acting as Administrative Agent) and, provided no Default or Event of Default exists, the Borrower upon 30 days’ prior written notice if the Administrative Agent (i) is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder or (ii) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after (a) the resigning Administrative Agent’s giving of notice of resignation or (b) the Lenders’ giving of notice of removal, then the resigning or removed Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee (but in no event shall any such successor Administrative Agent be a Defaulting Lender or an Affiliate of a Defaulting Lender); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such applicable notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender were itself the Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the resigning or removed Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

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Section 12.9.        Arrangers and Titled Agents.

The Arrangers and the Syndication Agents, in such capacity, assume no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Arrangers and the Syndication Agents are solely honorific and imply no fiduciary responsibility on the part of any Arranger or any Syndication Agent to the Administrative Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on any Arranger or any Syndication Agent any duties or obligations greater than those of any other Lender or entitle any Arranger or any Syndication Agent to any rights other than those to which any other Lender is entitled.

Section 12.10.      Specified Derivatives Contracts and Specified Cash Management Agreements.

No Specified Cash Management Bank or Specified Derivatives Provider that obtains the benefits of Section 11.5. by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Cash Management Agreements and Specified Derivatives Contracts unless the Administrative Agent has received written notice of such Specified Cash Management Agreements and Specified Derivatives Contracts, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Cash Management Bank or Specified Derivatives Provider, as the case may be.

Section 12.11.      Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments;

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(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Arrangers nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 12.12.      Release of Guarantors.

Each of the Lenders hereby authorizes the Administrative Agent to, and the Administrative Agent shall, release the Guarantor from its Guaranty as, if and when required pursuant to the provisions of this Agreement.

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Section 12.13.      Erroneous Payments.

(a)           If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)           Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)           such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.13.(b).

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(c)           Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

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(e)           The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)           Each party’s obligations, agreements and waivers under this Section 12.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XIII MISCELLANEOUS

Section 13.1.        Notices.

Unless otherwise provided herein (including without limitation as provided in Section 9.5.), communications provided for hereunder shall be in writing and shall be mailed, emailed, telecopied, or delivered as follows:

If to the Borrower:

NetSTREIT, L.P.

2021 McKinney Avenue, Suite 1150

Dallas, Texas 75201

Attention: Daniel Donlan

Telephone Number: 972-587-9248

Email: ddonlan@netstreit.com

If to the Administrative Agent:

PNC Bank, National Association

PNC Real Estate

1600 Market Street, 9th Floor (Mail Stop: F2-F070-09-2)

Philadelphia, PA 19103

Attn: Andrew T. White, Senior Vice President

Telephone: 215-585-6123

Email: andrew.white@pnc.com

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If to the Administrative Agent under Article II:

PNC Bank, National Association

PNC Firstside Center

500 First Avenue, Fourth Floor

Pittsburgh, PA 15219

Attn: Renee Hawkins

Telephone: 412-807-5642

Email: renee.hawkins@pnc.com

If to any other Lender, to such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire;

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to the Administrative Agent and the Borrower.

All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 9.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under Article II shall be effective only when actually received. None of the Administrative Agent or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

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Section 13.2.        Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and, if necessary, of local counsel for the Administrative Agent in each relevant jurisdiction and all costs and expenses of the Administrative Agent in connection with the use of a Platform in connection with the Loan Documents and the reasonable fees and disbursements of counsel to the Administrative Agent relating to all such activities, (b) to pay or reimburse the Administrative Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under the Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including the reasonable fees and disbursements of each of their respective counsel and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, and (c) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel (subject to the same limitations set forth in the proviso to clause (b) above) to the Administrative Agent and any Lender incurred in connection with the representation of the Administrative Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1.(e) or 11.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder. This Section 13.2. shall not apply to Taxes.

Section 13.3.        Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, each Lender, each Affiliate of the Administrative Agent or any Lender, and each Participant, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, an Affiliate of a Lender, or a Participant, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, any Affiliate of the Administrative Agent or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2., and although such Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

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Section 13.4.        Litigation; Jurisdiction; Other Matters; Waivers.

(a)           EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)           THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

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(c)           EACH OF THE PARENT AND THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE PARENT OR THE BORROWER AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN. SHOULD THE PARENT OR THE BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, THE PARENT OR THE BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

(d)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 13.5.        Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (e) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)           Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of an assigning Lender’s Commitments of any Class or Loans at the time owing to it with respect to any Class, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitment of a Class and the principal outstanding balance of the Loans of such Class of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the outstanding principal balance of the Commitments of a Class or Loans of such assigning Lender of a Class would be less than $1,000,000, then such assigning Lender shall assign the entire amount of its Commitment of such Class and/or the Loans of such Class at the time owing to it.

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or Commitment assigned, provided that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Commitments or Loans on a non-pro rata basis.

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default exists at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided, further, that the Borrower’s consent shall not be required during the primary syndication of the facilities evidenced under this Agreement; and

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(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Loan or a Commitment to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)          Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 (or $7,500 in the event that such transferor Lender is a Defaulting Lender) for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.

(v)           No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)          No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4., 13.2. and 13.9. and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.10. with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)           Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, any Person that is a Defaulting Lender, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduce the rate at which interest is payable thereon (other than a waiver of default interest and changes in the calculation of the Total Leverage Ratio that may indirectly affect pricing) or (z) release all or substantially all of the Guarantors from their Obligations under the Guaranty except as contemplated by Section 8.12.(b), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 5.1., 5.4. (subject to the requirements and limitations therein, including the requirements under Section 3.10.(g) (it being understood that the documentation required under Section 3.10.(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6. as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.1. or 3.10., with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6. with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.3. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)           No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

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(g)           USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 13.6.        Amendments and Waivers.

(a)           Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or any other Loan Document (other than any fee letter solely between the Borrower and the Administrative Agent) to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document (other than any fee letter solely between the Borrower and the Administrative Agent) may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Subject to the immediately following subsection (b), any term of this Agreement or of any other Loan Document relating to the rights or obligations of ~~the Tranche C Term Loan~~any one Class of Lenders, and not any other Class of Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the ~~Requisite Tranche C Term Loan Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto). Subject to the immediately following subsection (b), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Tranche D Term Loan Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Tranche D Term Loan~~applicable Requisite Class Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto). Notwithstanding anything to the contrary contained in this Section, the Fee Letters may only be amended, and the performance or observance by any Loan Party thereunder may only be waived, in a writing executed by the parties thereto, as applicable.

(b)           Affected Lender Consents. Notwithstanding Section 13.6.(a), no amendment, waiver or consent shall:

(i)            increase, extend or reinstate the Commitments of a Lender, or subject a Lender to any additional obligations, in each case without the written consent of such Lender;

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(ii)           reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for (x) the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”, or (y) changes to the calculation of the Total Leverage Ratio that may indirectly affect pricing or reduce any fee payable hereunder;

(iii)           reduce the amount of any Fees payable to a Lender without the written consent of such Lender;

(iv)          [reserved];

(v)           modify (i) the ~~definition of “Tranche C Term Loan Maturity Date”, or~~maturity date or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any ~~Tranche C Term~~ Loans or for the payment of Fees or any other Obligations owing to the ~~Tranche C Term Loan~~ Lenders of any applicable Class, in each case, without the written consent of each ~~Tranche C Term Loan~~ Lender~~,~~ of such Class or (ii) ~~the definition of “Tranche D Term Loan Maturity Date”, or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Tranche D Term Loans or for the payment of Fees or any other Obligations owing to the Tranche D Term Loan Lenders, in each case, without the written consent of each Tranche D Term Loan Lender or (iii)~~ the definition of “Availability Period” or the definition of “Availability Termination Date” without the written consent of each affected ~~Tranche C Term Loan Lender and each affected Tranche D Term Loan Lender~~Lender of any applicable Class;

(vi)          while any Commitments remain outstanding, amend, modify or waive Section 6.2. or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Lenders to make Loans when such Lenders would not otherwise be required to do so, without the written consent of each affected Lender;

(vii)         modify the definition of “Pro Rata Share” or amend or otherwise modify the provisions of Section 3.2., Section 3.3. or Section 11.5. without the written consent of each Lender;

(viii)        amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section without the written consent of each Lender;

(ix)           modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender;

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(x)            modify (i) the definition of the term “Requisite Tranche C Term Loan Lenders” or modify in any other manner the number or percentage of the Tranche C Term Loan Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Tranche C Term Loan Lender ~~or~~, (ii) ~~modify~~ the definition of the term “Requisite Tranche D Term Loan Lenders” or modify in any other manner the number or percentage of the Tranche D Term Loan Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Tranche D Term Loan Lender~~;~~, (iii) the definition of the term “Requisite Tranche E Term Loan Lenders” or modify in any other manner the number or percentage of the Tranche E Term Loan Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Tranche E Term Loan Lender or (iv) the definition of the term given to identify the requisite Lenders of any other Class or modify in any other manner the number or percentage of the Lenders of any other Class required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender of such applicable Class;

(xi)           [reserved]; or

(xii)           release any Guarantor from its obligations under the applicable Guaranty (except as contemplated by Section 8.12.(b)), without the written consent of each Lender;

it being understood and agreed that (x) the consent of the Requisite Lenders is not also necessary for the amendments approved by all affected Lenders pursuant to this clause (b)~~.~~ and (y) the foregoing shall not restrict amendments in an incremental supplement entered into pursuant to Section 2.17 or an Extension Amendment entered into in connection with Section 13.6, in each case, among the Administrative Agent, the Borrower and any Lender providing any additional Class or tranche of Loans, which amendments are necessary to establish a new Class or tranche of Loans and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Class or tranche, in each case without the consent of Lenders who are not providing such new Class or tranche.

(c)           Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider or a Specified Cash Management Bank in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider or a Specified Cash Management Bank shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider or such Specified Cash Management Bank, as applicable. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

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(d)           Technical Amendments. Notwithstanding anything to the contrary in this Section 13.6., if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders. Any such amendment shall become effective without any further action or consent of any other party to this Agreement, and the Administrative Agent shall promptly make a copy of such amendment available to the Lenders.

(e)           Replacement Rate. Notwithstanding anything to the contrary in this Section 13.6., the Administrative Agent and the Borrower may, without the consent of any Lender (but subject to the absence of objection by Requisite Lenders in accordance with the terms of Section 5.9.), enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Section 5.9. in accordance with the terms of Section 5.9.

(f)            [Reserved].

(g)           Amend and Extend Transactions.

(i)            The Borrower may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date of any Class of Loans to the extended maturity date specified in such notice. Such notice shall (A) set forth the amount of the applicable Class of Loans that will be subject to the Extension (which shall be in a minimum amount of $50,000,000 and minimum increments of $25,000,000 in excess thereof (or such other amounts as may be acceptable to the Borrower and the Administrative Agent)), (B) set forth the date on which such Extension is requested to become effective (which shall be not less than fifteen (15) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (C) identify the relevant Class of Loans to which such Extension relates. Each Lender of the applicable Class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Borrower. If the aggregate principal amount of Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Loans, of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

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(ii)           The following shall be conditions precedent to the effectiveness of any Extension: (A) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (B) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such effective date of such Extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date), (C) [reserved] and (D) the terms of such ~~and~~ Extended Loans shall comply with subclause (iii) of this Section 13.6.(g). Notwithstanding any other provision of this Agreement to the contrary, in no event shall the Loans of any Lender be extended pursuant to this Section 13.6.(g) unless such Lender affirmatively accepts in writing the applicable Extension Offer, it being understood and agreed that a failure by a Lender to respond to any such Extension Offer shall be deemed to be a rejection by such Lender of such Extension Offer.

(iii)          The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and set forth in an Extension Amendment; provided that (A) the final maturity date of any Extended Loan shall be no earlier than the latest maturity date then in effect for any Class of Loans, (B) the average life to maturity of the Extended Loans shall be no shorter than the remaining average life to maturity of the existing Loans, (C) the Extended Loans will rank pari passu in right of payment and with respect to security with the existing Loans and the borrower and guarantors of the Extended Loans, as applicable, shall be the same as the Borrower and Guarantors with respect to the existing Loans, (D) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Loans shall be determined by the Borrower and the applicable extending Lenders, (E) the Extended Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Loans and (F) the terms of the Extended Loans shall be substantially identical to the terms set forth herein (except as set forth in sub-clauses (A) through (E) above).

(iv)           In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension (including, without limitation, legal opinions consistent with those delivered on the Effective Date). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension, including any amendments necessary to establish Extended Loans as a new Class or tranche of Loans and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches), in each case on terms consistent with this Section 13.6.(g).

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Section 13.7.        Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. None of the Administrative Agent or any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. None of the Administrative Agent or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, the Arrangers or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers and the Lenders has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Section 13.8.        Confidentiality.

The Administrative Agent and each Lender shall maintain the confidentiality of all Information (as defined below) but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ other respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Commitment or Loan or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law (in which case, the Administrative Agent or such Lender, as applicable, shall, to the extent such disclosure is permitted by Applicable Law and reasonably practicable, inform the Borrower promptly in advance thereof, to the extent reasonably practicable and, otherwise promptly thereafter); (d) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract or Specified Cash Management Agreement) or any action or proceeding relating to any Loan Document (or any Specified Derivatives Contract or Specified Cash Management Agreement) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loan Documents; (k) for purposes of establishing a “due diligence” defense; and (l) with the consent of the Borrower. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender. As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Section 13.9.        Indemnification.

(a)           The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, and shall pay or reimburse any such Indemnified Party for, any and all losses, claims (including without limitation, Environmental Claims), damages, liabilities and related expenses (including without limitation, the fees, charges and disbursements of counsel for any Indemnified Party, incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Borrower, any other Loan Party or any other Subsidiary)) other than such Indemnified Party and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower, any other Loan Party or any other Subsidiary, or any Environmental Claim related in any way to the Borrower, any other Loan Party or any other Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding ~~(an “Indemnity Proceeding”)~~ relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any other Loan Party or any other Subsidiary, and regardless of whether any Indemnified Party is a party thereto, or (v) any claim (including without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees; provided, however, that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party to its Affiliates.

(b)           If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(c)           The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

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(d)           This Section 13.9. shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. References in this Section 13.9. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers and Specified Cash Management Banks, as applicable.

Section 13.10.      Termination; Survival.

This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) [reserved], (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Sections 3.10., 5.1., 5.4., 12.6., 13.2. and 13.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.4., shall continue in full force and effect and shall protect the Administrative Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 13.11.      Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 13.12.      GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.13.      Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

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Section 13.14.      Obligations with Respect to Loan Parties and Subsidiaries.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties and Subsidiaries as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties or Subsidiaries.

Section 13.15.      Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 13.16.      Limitation of Liability.

None of the Administrative Agent, any Lender, or any of their respective Related Parties shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 13.17.      Entire Agreement.

This Agreement and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency. There are no oral agreements among the parties hereto.

Section 13.18.      Construction.

The Administrative Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Borrower and each Lender.

Section 13.19.      Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

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Section 13.20.      Acknowledgment and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 13.21.      Acknowledgment Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Specified Derivatives Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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(b)           As used in this Section 13.21., the following terms have the following meanings:

(A)          “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(B)           “Covered Entity” means any of the following:

(I)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(II)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(III)         a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

(C)           “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(D)          “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12. U.S.C 5390(c)(8)(D).

[Signatures on Following Pages]

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